AGREEMENT   dated          day of                1996
BETWEEN

(1) AUTOKRAFT LIMITED a company registered in England and Wales under number 13305645 ("Autokraft") and AC CARS LIMITED a company registered in England and Wales under number 20259157 ("AC Cars") both of whose registered offices are at 3 Vickers Drive, Brooklands Industrial Park, Weybridge, Surrey KT13 0YV (together "the Vendors");

(2) PARADEHAVEN LIMITED a company registered in England and Wales under number 3217999 whose registered office is at Pride House, Watford Metro Centre, Tolpitts Lane, Watford, Herts WD1 8SB ("the Purchaser");

(3)     ANDREW MARK HOMAN and MICHAEL DAVID GERCKE both of Price
Waterhouse,
        No. 1 London Bridge, London SE1 9QL ("the Receivers"); and

RECITALS

A. The Receivers were appointed joint administrative receivers of the Vendors on 7th March 1996 under the Debenture.

B. Autokraft acting by the Receivers, has prior to entering into this Agreement, on 8th July 1996 entered into a separate agreement to purchase certain assets, previously disclosed to the Purchaser, from Mr Brian Angliss.

C. The Vendors acting by the Receivers have agreed to sell and the Purchaser has agreed to purchase such right title and interest as the Vendors may have in the businesses undertakings and certain of the assets of the Vendors on the terms and conditions below.

DEFINITIONS

In this document where the context so admits the following words shall have the meanings set opposite them:

        "Acceptance              means a certificate substantially in the form
         Certificate"            set out in Schedule 1 to be executed by
                                 Purchaser at Completion

        "Aircraft"               means the airframe together with the engine
                                 and propeller (as more particularly described in Schedule 2) and any and all appliances, parts, instruments, avionics and equipment of whatever nature which are installed on or attached to such Airframe and which form part of the Aircraft and spare parts at Completion

                                 The word "Aircraft" means the Aircraft as a whole and each and every part of it and, unless the content otherwise requires, it includes the Manuals and Technical Records

        "the Assets"             the Transferred Assets, the Third Party
                                 Equipment and the Premises but not the
                                 Excluded Assets

        "Associates"             means in respect of any Person, its parent,
                                 associate and subsidiary companies (as the term "subsidiary" is defined in Section 736 of the Companies Act 1985) and all of their respective directors, officers, employees, agents, successors and assigns;

        "the Bentley"            means the 1931 4 1/2 litre Supercharged
                                 ("Birkin") Bentley Registration No. UR 9155,
                                 Chassis No. HR 3977 and Engine No. MS 3940

        "Book Debts"             all amounts owing to the Vendors at the close
                                 of business on the Completion Date together with the benefit of all rights and securities
                                 (if any) of the Vendors in relation to such unpaid amounts other than Car Sale Proceeds

        "the Business"           the Vendors' businesses of motor vehicle
                                 manufacture and servicing carried on from the Premises

        "Car Sale Proceeds"      all amounts paid or payable after the date
                                 hereof in respect of sales of vehicles other than sales of vehicles listed as Excluded
                                 Assets

        "the Capital             the plant, machinery and equipment, office
          Equipment"             furniture and computer hardware and software
                                 now used by the Vendors in connection with the Business and situated at the Premises at the Completion Date including for the avoidance of doubt the plant and machinery listed in Schedule 3 and the assets referred to in Recital B hereof

        "Certificate of          means the certificate of airworthiness issued
        Airworthiness"           by the Civil Aviation Authority in respect of
                                 the Aircraft on 25th July 1996

        "the Commercial          all manuals, personnel records, books of
          Records"               account, records, written information,
                                 customer lists, data and similar items used in and/or relating to the Business but excluding the Receivers' Records

        "Completion"             means the completion of this Agreement in
                                 accordance with clause 4

        "the Completion          6th September, 1996 or such  earlier date as
          Date"                  the parties may agree in writing or such
                                 later date as is determined by clause 3 of this Agreement

        "the Debenture"          the Composite Guarantee and Debenture dated
                                 14th July 1993 issued by the Vendors to
                                 Arbuthnot Latham & Co. Limited ("the Bank")

        "the Employees"          the employees of the Vendors listed in
                                 Schedule 4

        "the Employment          any contract or arrangement with respect to
          Contracts"             the employment of the Employees entered into
                                 between the Vendors and the Employees whether in writing or otherwise

        "the Employment          the Transfer of Undertakings (Protection of
          Regulations"           Employment) Regulations 1981, as amended

        "the Excluded            those assets owned by the Vendors listed in
          Assets"                Schedule 5

        "the Excluded            those vehicles listed in Schedule 6
          Vehicles"

        "Ford"                   Ford Motor Company Limited

        "The Ford Mortgage"      two mortgages both dated 27th October 1987
                                 made between:-
                                 (a)      AC Cars (1) and Ford Motor Company
                                          (2); and
                                 (b)      Autokraft (1) and Ford Motor Company
                                          (2).

        "General Assets"         all intangible assets and choses in action
                                 (not being Book Debts or bank accounts)
                                 relating to the Business including rights of confidence, the benefit of employees' restrictive covenants and the benefit of contracts relating to the insurance or protection of the assets hereby agreed to be sold and purchased, or the Third Party
                                 Equipment

        "the Goodwill"           the goodwill of the Vendors in relation to
                                 the Business, including the benefit of the Vendors' trade connection with their customers and suppliers and the right to carry on the Business in succession to the Vendors from the Premises and the right to trade under the names AC Cars and Autokraft

        "the Guarantor"          Pride Automotive Group Inc a company
                                 incorporated under the laws of the State of Delaware

        "Know-How"               all information, know how, formulae, designs,
                                 specifications drawings, data manuals, and instructions and all technical or other expertise exclusively used in the Business including all copyrights, design rights, patents, trade marks and other intellectual rights whether registered or not

        "Land Registry           means Land Registry Title numbers SY579222
         Title"                  and SY579223

        "the Lease               the agreements for the leasing of certain
         Agreements"             assets as listed in Schedule 7

        "Leases" means a lease dated the eleventh day of August 1980 granted to South Eastern electricity Board as the same is referred to in entry numbered fourteen of the Charges Register of H.M. Land Registry title number SY 579222 together with a lease dated 11th August 1980 made between (1) Oyster Lane Properties Limited and (2) The South Eastern Electricity Board as the same is referred to in entry numbered three of the Charges Register of H.M. Land Registry title number SY 579222

        "Manuals and             means those records, log books, engine
        Technical Records"       records, manuals, technical data, drawings
                                 and other documents relating to the Aircraft which are the property of Autokraft and in Autokraft's possession at the date hereof;

        "Mortgage Deed"          means a Deed of Mortgage dated the 7th day of
                                 February 1995 made between Autokraft and Arbuthnot Latham & Co. Limited;

        "the Motorcycle          the collection of historic and racing
         Collection"             motorcycles currently owned by the Vendors or
                                 either of them or Mr Brian Angliss at
                                 Completion and listed in Schedule 8

        "NASDAQ" the US National Association of Securities Dealers Automated Quotations Small-Cap Market System

        "AC Automotive"          AC Automotive Group Inc a company
                                 incorporated under the laws of the State of Delaware

        "the AC Automotive       ordinary stock in AC Automotive convertible
         Stock"                  the Preference Shares pursuant to clause 2.2
                                 at a price of US$3.00 each on the floatation of AC Automotive on NASDAQ and thereafter at 50% of the average closing bid price on NASDAQ for ordinary stock of AC Automotive for the preceding ten days

        "the New Lease"          means the lease of the Premises which is to
                                 be granted pursuant to the terms of this Agreement the form of which is set out in
                                 Schedule 9

        "the Operating"          the  gross  wages and salary costs
                                 (including
         Costs"                  National Insurance Contributions and PAYE),
                                 the costs of raw materials and general
                                 overhead costs including insurance and
                                 utilities used or accruing in respect of the Business

        "the Option"             means the option granted by clause 5 of this
                                 Agreement

        "the Preference          convertible redeemable preference shares of
         Shares"                 1 pound each in the Purchaser credited as
                                 fully paid with a minimum dividend payable of 8 per cent per annum to be paid quarterly and issued pursuant to clause 2.2

        "the Premises"           all that property being land at Brooklands
                                 Industrial Park Weybridge Elmbridge Surrey as the same is registered at H.M. Land Registry with the Land Registry Title

        "the Purchaser's         Bower Cotton, 36 Whitefriars Street, London
         Solicitors"             EC4Y 8BH

        "Receivers'              those contracts and engagements, for sales,
         Contracts"              supplies or purchases of goods other than
                                 contracts relating to Third Party Equipment and which were entered into by or on behalf of the Vendors or either of them with third parties in connection with the Business

                                 (a)      after the appointment of the
                                          Receivers and which remain, in whole
                                          or in part, to be performed at the
                                          Completion Date, or

                                 (b)      prior to the appointment of the
                                          Receivers which remain, in whole or
                                          in part, to be performed as at the
                                          Completion Date (i) in respect of
                                          which the Receivers have given
                                          assurances to third parties in
                                          relation to their existing,
                                          continued or future performance by
                                          the Vendors or any purchaser of the
                                          Business or (ii) the terms of which
                                          have been changed after the
                                          appointment of the Receivers but
                                          prior to the Completion Date or
                                          (iii) which the Receivers have
                                          adopted or caused to be continued
                                          during the receivership but prior to
                                          the Completion Date where the
                                          Receivers have caused the Vendors or
                                          either of them to incur commitments
                                          which the Receivers intend to honour
                                          as receivership expenses or where
                                          the Receivers are personally liable
                                          and which are listed in Schedule 10
                                          together with any further contracts
                                          agreed in writing between the
                                          parties and/or contracts where the
                                          value of each of which is less than
                                          500 pounds


        "the Receivers'                   the records, papers and
                                          correspondence
          Records"                        which the Receivers consider, in
                                          their sole discretion, are
                                          confidential and relate either in
                                          whole or in part to the Receivership
                                          of the Vendors or either of them
                                          together with the statutory books of
                                          the Vendors

        "the Receivers'                   Richards Butler Beaufort House 15 St
          Solicitors"                     Botolph Street London EC3A 7EE

        "the Receivers'                   the client account of the Receivers'
         Solicitor's Client               Solicitors at Lloyds Bank Plc, 39
         Account                          Threadneedle Street, London EC2 (sort
                                          code: 30-00-09, account number
0023889,
                                          reference JY/96-13479)

        "Stock" the stocks of materials, components, part-completed and completed motor vehicles, demonstration vehicles and all other stock-in-trade which is owned by the Vendors or either of them as at the Completion Date which for the avoidance of doubt shall not include completed motor vehicles where the property in such vehicles has passed to a third party by operation of law or otherwise

        "the Tempest Parts"               means those parts of the two Hawker
                                          Tempest Aircraft Manufacturer's
                                          serial numbers 420 and 1181 together
                                          with any records, log books, engine
                                          records, manuals, technical data,
                                          drawing or other documents relating
                                          to the Parts as are in the
                                          possession or control of the Vendors
                                          at the Completion Date

        "the Third Party                  all items of equipment to the extent
          Equipment                       to which they are not owned by the
                                          Vendors or either of them but which
                                          are used in the Business including
                                          without limitation machinery and
                                          equipment, office furniture and
                                          computer hardware leased or hired to
                                          the Vendors including but not
                                          limited to pursuant to the Lease
                                          Agreements or on hire purchase to
                                          the Vendors or for which the Vendors
                                          or either of them are for any reason
                                          bailees

        "Transfers"                       means the transfers of the Premises
                                          to the Purchaser in all material
                                          respects in the forms set out in
                                          Part 1 of Schedule 11 (subject to
                                          insertion of the date of the New
                                          Lease and to the apportionment of
                                          the Agreed Price as defined in
                                          Schedule 12 as between the two
                                          transfers which is to be decided by
                                          the Vendors);

        "the Transferred                  the Goodwill, the Capital Equipment,
         Assets"                          the Aircraft, the Tempest Parts, the
                                          Car Sale Proceeds (if any), the
                                          Stock, the Parts, the Know-How, the
                                          benefit of (subject to the burden
                                          of) the Receivers' Contracts and the
                                          General Assets but excluding the
                                          Excluded Assets

        "VAT"                             value added tax or any tax replacing
                                          it.

Any reference, express or implied, in this agreement, to an enactment includes references to:

(a) that enactment as amended, extended or applied by or under any other enactment before or after this agreement;

(b) any enactment which that enactment re-enacts (with or without modification); and

(c)     any subordinate legislation made (before or after this agreement); and

(d) any subordinate legislation made (before or after this agreement) under such enactment, including one within (a) or (b) above;

save to the extent that the liability of any party to this agreement will be increased or extended by the inclusion of such references.

Unless otherwise defined herein, words and phrases defined or otherwise used in Section 61 of the Law of Property Act 1925, the Companies Act 1985 (as amended), the Insolvency Act 1986 (as amended) or the Insolvency Rules 1986 (as amended) shall bear the same meanings in this agreement.

Words denoting persons shall include bodies corporate, unincorporated associations of persons and partnerships.

The schedules form part of this agreement and any reference to this agreement shall include the schedules.

References in this agreement to recitals, clauses and schedules, and appendices are to recitals, clauses, schedules and appendices of this agreement.

The headings in this agreement do not affect its interpretation.

AGREEMENT

1       Sale and Purchase

        1.1 The Vendors acting by the Receivers will sell and the Purchaser will purchase such right title and interest as the Vendors has in the Transferred Assets and the Vendors shall grant and the Purchaser shall accept the New Lease as at and from close of business on the Completion Date.

        1.2 The Transferred Assets will be sold by the Vendors subject to any subsisting reservation of title claims, charges, liens, encumbrances or other third party rights whatsoever (other than those arising in favour of Arbuthnot Latham & Co. Limited under the Debenture or the Mortgage Deed.

        1.3 Failure by the Vendors to pass any title, right or interest to or in any of the Transferred Assets shall not be a ground enabling the Purchaser to rescind or treat the Vendors as in breach of the sale of that Transferred Assets or any of the Transferred Assets or to claim a reduction of the purchase price.

2       Consideration

        2.1 The consideration for the sale and purchase under 1.1 above shall be the sum of 2,420,000 pounds ("the Cash
                 Consideration") together with the consideration to pass pursuant to clause 2.2 the sum of 2,420,000 pounds shall be apportioned as follows between the Vendors and the Transferred
                 Assets:

                                                  Autokraft        AC Cars
                                                  (pounds)         (pounds)

                 2.1.1   Goodwill                 300,000          300,000

                 2.1.2   Aircraft and             800,000
                         Tempest Parts

                 2.1.3   Capital Equipment        350,000          165,000

                 2.1.4   Stock                    220,000          287,996

                 2.1.5   Receivers' Contracts     1                1

                 2.1.6   Know-How                 1                1



                                                  1,670,002        749,998

                                                  TOTAL            2,420,000
                                                                   ===========

        The Purchaser shall pay the Cash Consideration payable pursuant to this clause in three instalments, the first instalment of 50,000 pounds by way of a non-refundable deposit on the date of execution of this Agreement, the second instalment of 1,870,000 pounds on the Completion Date and the third instalment of 500,000 pounds, within eighteen months of the Completion Date or if earlier the flotation of AC Automotive on NASDAQ interest will be payable on the third instalment quarterly at the rate of 2 per cent over Lloyds Bank plc from time to time, such interest to be calculated on a daily basis and compounded at quarterly rest, and the Vendors shall have no unpaid vendor's lien on any part of the Transferred Assets in respect of the third instalment.

        2.2

                 2.2.1 The Purchaser shall also on the Completion Date pay further consideration in the sum of 1,000,000 pounds to be paid or satisfied at the option of the Purchaser either in cash and/or by the allotment of Preference Shares to the Vendors, or either of them and in such proportions as the Vendors shall in writing direct the Purchaser prior to the Completion Date.

                 2.2.2 The value of the consideration paid or satisfied pursuant to clause 2.2.1 shall be apportioned equally between the Vendors against Goodwill.

                 2.2.3   The Preference Shares shall be:

                         2.2.3.1 redeemable at the option of the Vendors, or
                                 either of them as the case may be, at any time after three years from the Completion Date; and

                         2.2.3.2 converted at the option of the Vendors at any
                                 time after the AC Automotive has been floated on NASDAQ into the AC Automotive Stock.

3       Completion Date

        3.1 The Completion Date shall be 6th September 1996 unless the Vendors shall have received notice in writing from the Purchaser on or before 1st September 1996 that it requires the Completion Date to be a later date no later than 30th September 1996 when the Completion Date shall be the later date required by the Purchaser PROVIDED THAT the Purchaser complies with the provisions of clause 3.2.

        3.2 If the Completion Date is after 6th September 1996 during the period between 1st September 1996 and Completion the Purchaser agrees to:

                 3.2.1 to pay to the Vendors as additional consideration the sum of 20,000 pounds per week for the period 1st September 1996 until Completion the first such payment to be made on 2nd September 1996 with payments thereafter on a weekly basis as a contribution to the Operating Costs such 20,000 pounds per week will include 1,500 pounds for the purchase of materials;

                 3.2.2 provide evidence to the reasonable satisfaction of the Vendors that it is progressing with negotiations with third parties with a view to arranging funding for its commitments under this Agreement, such evidence will be provided on a weekly basis commencing on 6th September 1996 until Completion.

4       Completion

        4.1 Completion will take place on the Completion Date at the offices of the Receivers Solicitors or wherever they shall direct.

        4.2      At completion:-

                 4.2.1 the Purchaser shall execute and deliver to the Vendors a counterpart of the New Lease and the Vendors and the Receivers will execute and deliver the New Lease and assignments or transfers to the Purchaser of the Transferred Assets;

                 4.2.2 the Purchaser will pay to the Vendors the sum of 1,870,000 pounds; and

                 4.2.3 the Purchaser shall provide evidence to the reasonable satisfaction of the Receivers that the Preference Shares have been issued and will deliver to the Vendors, or either of them as the case may be, a share certificate or certificates in respect of the Preference Shares;

                 4.2.4 Autokraft shall deliver to the Purchaser the Certificate of Airworthiness and such of the Manuals and Technical Records as are held by it at the Completion Date;

                 4.2.5 the Purchaser shall execute and deliver to Autokraft the Acceptance Certificate (delivery of which shall be conclusive evidence for all purposes that the Aircraft is satisfactory and in accordance with the requirements of this Agreement);

                 4.2.6   Autokraft shall provide to Purchaser:-

                         (a)     a commercial invoice for the Aircraft; and

                         (b) a Deed of Release of the Aircraft from the Mortgage Deed and the Debenture;

                         (c) a letter from any third party which, as far as the Receivers are aware, has been responsible for the storage of the Aircraft to the Purchaser that that third party will release the Aircraft to the Purchaser upon demand and without payment of any sort by the Purchaser;

                 4.2.7 the Purchaser shall direct its agent to produce a letter from the bailee of car chassis no. DX1044 releasing the car to the Purchaser upon demand and without payment of any sort by the Purchaser;

                 4.2.8 Autokraft and the Receivers shall notify the Civil Aviation Authority of the sale of the Aircraft to Purchaser and both will confirm they have no further interest therein;

                 4.2.9 without any further action on Autokraft's part, Autokraft assigns to Purchaser (insofar as they may be capable of assignment by Autokraft acting by the Receivers) the full benefit of all subsisting and assignable manufacturers', suppliers' and/or overhaul contractors' warranties (if any) in relation to the Aircraft to the benefit of which Autokraft is entitled;

                         the Purchaser recognises there may not be any such warranties, that if there are any they may not be assignable and that in any event they may be subject to third party rights of set-off or counterclaim which Autokraft will not or cannot satisfy;

                 4.2.10 it shall be the sole responsibility of the Purchaser and the Purchaser hereby undertakes to forthwith remove the Aircraft from where it may be on the Completion Date and to obtain whatever licences, permissions, authorities and approvals that may be required to fly and/or transport the Aircraft from or within the United Kingdom. All costs relating to the parking or storage of the Aircraft shall be for the account of Purchaser after 1st September 1996;

                 4.2.11  the Vendors shall produce a Court Order pursuant to
                         Section 38(4) of the Landlord and Tenant Act 1954 ("the Act") (as amended by Section 5 of the Law of Property Act 1969) in such form as shall be reasonably acceptable to the Vendors authorising the agreement to exclude the provisions of Sections 24 to 28 of the Act in relation to the New Lease and the Purchaser shall provide all reasonable assistance to the Vendors in ensuring the relevant Court Order is granted prior to the Completion Date;

                 4.2.12 the Vendors shall on Completion provide the Purchaser with the written consent of Ford, as mortgagee and the Bank as holder of the Debenture to the grant of the New Lease;

                 4.2.13 the Vendors shall execute all necessary assignments and transfers of the Know-How;

                 4.2.14 The Vendors shall deliver to the Purchaser at the Premises such as the Transferred Assets as are capable of being transferred by delivery.

        4.3 All sums payable or obligations performable by the Purchaser pursuant to this Agreement shall be paid to the Receivers' Solicitors on behalf of the Receivers into the Receivers' Solicitors' Client Account by telegraphic transfer or in cleared funds as may otherwise be agreed.

5       Option

        The Vendors grant to the Purchaser an option to purchase the Premises on the terms contained in Schedule 12. On or before Completion the Vendors shall obtain the consent of Ford as mortgagee and the Bank as holder of the Debenture to the grant of the Option and the parties will use their reasonable endeavours to reduce the sum due under paragraph 1.1(ii) of Part II of the Option.

6       VAT

        6.1      The Vendors and the Purchaser intend that Article 5 of the
                 Value Added Tax (Special Provisions)  Order  1995   ("Article
                 5") shall apply to the sale of the Transferred Assets under this Agreement situated in United Kingdom, so that the sale is treated as neither a supply of goods nor a supply of services.

        6.2 If, nevertheless, any VAT is chargeable in respect of the consideration payable pursuant to this Agreement or any of it or otherwise on any supply by the Vendors or either of them or the Receivers under this Agreement, the Purchaser shall pay to the Receivers the amount of the tax and indemnify the Vendors or either of them and the Receivers on demand for any interest and penalties, and the Vendors or either of them or the Receivers shall forthwith issue to the Purchaser suitable VAT invoice(s).

        6.3 Without limiting sub-clause 6.2, VAT shall be treated as chargeable if H M Customs & Excise state in writing that it is chargeable, in which case the Purchaser shall pay the amount of it to the Vendors or either of them payment to be made on the tendering of a VAT invoice.

        6.4      With a view to procuring that Article 5 applies, the
                 Purchaser:

                 6.4.1 warrants that it has applied to H.M. Customs and Excise for VAT registration with effect from the Completion Date;

                 6.4.2 warrants that the Transferred Assets are to be used by it in carrying out the same kind of business as that carried on by the Vendors; and

                 6.4.3 covenants not to withdraw the application referred to in paragraph (a) within 3 months of the Completion Date.

        6.5 References to the Purchaser in paragraphs (a) and (b) of sub-clause 6.4 shall be construed as references to the transferee within the meaning of the corresponding provision of Article 5 if different.

        6.6 The Purchaser shall at Completion produce to the Vendors satisfactory evidence that the application referred to in clause 6.4 has been duly received by H.M. Customs & Excise.

7       Further Assurance

        7.1 Subject to clause 7.3 below, the Vendors will execute such further assurances necessary to transfer to the Purchaser the Vendors' rights in the Transferred Assets, if:

                 7.1.1   the Vendors are able to do so; and

                 7.1.2 the Purchaser makes a written request and bears the reasonable cost.

        7.2 Subject to clause 7.3 below, the Vendors will have a reasonable time to comply with any request under clause 7.1.

        7.3 Any requests for assistance by the Purchaser under this clause 7 must be made within twelve (12) months of the Completion Date or prior to the vacation of office of the Receivers in respect of the one of the Vendors from which assistance is sought (if earlier).

8       Disclaimer

        8.1 All representations warranties or conditions express or implied, statutory or otherwise in respect of the Business or any of the Assets or any of the rights, titles and interest agreed to be sold are expressly excluded (including without limitation warranties and conditions as to their existence, quiet possession, title, satisfactory quality, fitness for purpose and description).

        8.2 The Purchaser acknowledges that the Aircraft will be sold on an "as is, where is and with all faults" basis and that no conditions, warranties or representations of any kind have been or have or will be given by the Vendors, the Receivers or their Associates in relation to the title, value, airworthiness, condition, design, capacity, age, quality, description, state, operation, performance, satisfactory quality or fitness for use or operation of the Aircraft and all conditions, warranties, guarantees, and representations (or obligations or liability in contract or in tort) in relation to any such matters, express or implied, statutory or otherwise, are expressly excluded.

        8.3 The Purchaser hereby waives, releases and renounces as between itself and the Vendors and the Receivers all of Purchaser's rights, express or implied (whether statutory or otherwise) against the Vendors, the Receivers and their Associates or the Aircraft in any way arising out of this Agreement and the sale of the Aircraft hereunder, including but not limited to:

                 8.3.1 any condition or warranty of description, airworthiness, satisfactory quality, fitness for any purpose, durability, value, condition, design or operation of any kind or nature, as to the absence of latent or other defects (including inherent defects), whether or not discoverable, any infringement of any patent, trademark or copyright;

                 8.3.2 any condition or warranty arising in the course of trade usage;

                 8.3.3 any obligation, liability, right, claim or remedy in tort whether or not arising from the negligence of the Vendors, the Receivers and their Associates; and

                 8.3.4 any obligation, liability, right, claim or remedy for the loss of or damage to any aircraft (including but not limited to the Aircraft) for loss of use, revenue or profit or for any liability of the Purchaser to any third party or for any direct, incidental or consequential damages;

                 other than any action or omission of the Vendors or their Associates which is a breach by the Vendors or either of them of their express obligations to the Purchaser under this Agreement.

        8.4 The parties agree that the provisions of this Agreement are fair and reasonable in all the circumstances of a sale by a company in receivership in the light of the following matters:

                 8.4.1 full opportunity for inspection investigation and analysis of the Assets has been afforded to the Purchaser and its representatives and agents; and

                 8.4.2 the Purchaser is fully aware that it must rely on its own inspection investigation and analysis or that of its professional advisers.

        8.5 The Purchaser takes the Assets in their present state and condition subject to all faults.

        8.6 The Purchaser shall, if it considers it necessary, immediately carry out or arrange for the carrying out of such testing and examination as may be necessary to ensure that the machinery plant and equipment and motor vehicles comprised in the Assets are, in the case of machinery plant and equipment, designed and constructed so as to be safe and without risks to health when properly used and, in the case of motor vehicles, roadworthy.

        8.7      The Purchaser is satisfied:

                 8.7.1   as to the condition and situation of the Assets;

                 8.7.2 as to the fitness of the Assets for such purpose as the Purchaser intends; and

                 8.7.3 that no reliance is placed or has been placed on any information, warranty, statement or silence on the part of the Vendors or of the directors of either of the Vendors or of the Receivers or any of their partners, solicitors, valuers, auctioneers, employees or agents or all or any of them.

9       The Commercial Records

        9.1 The Vendors shall allow the Commercial Records to remain in the possession of the Purchaser until at least twelve (12) months from the Completion Date (or in respect of each of the Vendor's Commercial Records individually until the appointment of a liquidator over either of them.

        9.2 The Purchaser agrees to keep the Commercial Records safely on behalf of the Vendors and agrees not to remove or permit the removal of them from the United Kingdom.

        9.3 The Purchaser may make copies of the Commercial Records at its own expense.

        9.4 The Purchaser will allow the Vendors or either of them and/or the Receivers, their representatives and agents, reasonable facilities without charge to inspect and copy any of the Commercial Records and shall return them to the Vendors forthwith on demand after the end of twelve months or in respect of each of the Vendors individually after the appointment of any liquidator of either.

10      Book Debts

        All sums paid to the Purchaser by debtors of the Vendors or either of them in or towards discharge of Book Debts shall belong to the Vendors or either of them and the Purchaser will account to the Vendors or the Receivers, while they are joint administrative receivers of the Vendors without set off, on a weekly basis. In the event that the Vendors or the Receivers receive any monies which are properly payable to the Purchaser, they will forward such monies to the Purchaser on a weekly basis.

11      Third Party Equipment

        11.1     The Purchaser agrees:-

                 11.1.1 not to hold itself out as owner of the Third Party Equipment; and

                 11.1.2 not to sell, offer for sale, assign or charge the Third Party Equipment.

        11.2     The Purchaser will keep the Third Party Equipment:-

                 11.2.1  in its possession;

                 11.2.2  at its expense; and

                 11.2.3  in as good repair as they were in at completion.

        11.3 The Purchaser will deliver any Third Party Equipment to the Receivers on request and will indemnify and keep indemnified the Receivers and the Vendors against all claims, demands and costs arising directly or indirectly from the giving of possession of Third Party Equipment to the Purchaser or from the breach by the Purchaser of its obligations under this clause.

12      Receivers' Contracts and Warranty Obligations

        12.1 As part of the consideration for the sale and purchase of the Transferred Assets, the Purchaser shall from the Completion Date carry out, perform and complete the Receivers' Contracts at its own expense and on the terms set out below, and will indemnify each of, the Vendors and the Receivers against any loss or expense to any of them as a result of its failure to do so.

        12.2 The Purchaser shall assume and discharge all liabilities incurred by the Vendors or either of them or by the Receivers under or pursuant to the Receivers' Contracts (together with value added tax on those amounts where applicable) arising after the date of Completion.

        12.3 Insofar as any Receivers' Contracts, or the benefit of any other Transferred Asset cannot effectively be assigned by the Vendors to the Purchaser except by an agreement of novation with or with the agreement or consent of any other party thereto or any third party and such novation, agreement or consent shall not have taken place or been obtained prior to the Completion Date:

                 12.3.1 the parties shall co-operate in using reasonable endeavours to procure that agreement or consent as aforesaid is obtained and that novations or assignments are entered into as promptly as reasonably practicable;

                 12.3.2 unless and until such Receivers' Contracts or other Transferred Assets be novated or assigned as aforesaid the Vendors shall:

                         (a) hold the same in trust, insofar as it is legally able to do so, for the Purchaser absolutely and the Purchaser shall (if sub-contracting is permissible and lawful under such Receivers' Contracts) act as the sub-contractor of the relevant one of the Vendors and perform all the obligations of the Vendors thereunder; and

                         (b) (so far as they lawfully may) give to the Purchaser the benefit to the same extent as if the same had been novated or assigned and act under the reasonable direction of the Purchaser and shall account to the Purchaser accordingly, provided that neither of the Vendors nor the Receivers shall have any liability to the Purchaser in respect of any such Receivers' Contracts arising out of or in connection with the performance, termination, variation or amendment thereof by the Purchaser after the Completion Date; and

                 12.3.3 if any Receivers' Contract does not permit sub-contracting the parties will make such other arrangements between themselves as may be permissible to implement as far as possible the effective transfer of such Receivers' Contract to the Purchaser.

13      Apportionments etc.

        13.1 Save as expressly provided elsewhere in this Agreement all wages, salaries, pension contributions and all other periodic outgoings in respect of the Employees, all utilities, and all periodic outgoings in respect of the Transferred Assets the Business and the Receivers' Contracts up to closing of business on the Completion Date shall be borne by the Vendors and for any period of time after that day, shall together with any holiday pay in respect of the Employees, be borne by the Purchaser.

        13.2 Any outgoings or payments referred to in sub-clause 13.1 which are payable or receivable in respect of any period starting on or before the Completion Date and ending after it shall be apportioned in accordance with sub-clause 13.1

        13.3 The Purchaser agrees that where outgoings have been incurred or payments have been made by the Vendors in respect of orders for goods or services placed in the period on or prior to the Completion Date for such goods to be delivered or services to be provided after the Completion Date the Purchaser shall pay to the Vendors an amount equivalent to such outgoings and payments made by the Vendors.

        13.4 Any amounts payable to give effect to this clause shall be paid within seven (7) days of determination, provided that nothing in this clause shall require the Vendors or either of them to discharge in whole or in part any liability of the Vendors or either of them outstanding at or accrued to the date of the Receivers' appointment.

        13.5 If, after the Completion Date the Vendors or either of them shall receive any sum payable to the Purchaser under the terms of this agreement the Vendors or either of them shall hold such sum on trust for the Purchaser absolutely and shall account to the Purchaser in respect thereof as soon as possible and in any event within fourteen (14) days of receipt.

        13.6 If, after the Completion Date, the Purchaser or any member of the Purchaser's group shall receive any sum payable to the Vendors or either of them under the terms of this Agreement, the Purchaser shall hold such sum on trust for the Vendors or either of them absolutely and shall account to the Vendors or either of them in respect thereof as soon as possible and in any event within fourteen (14) days of receipt.

14      Aircraft Indemnity and Insurance

        14.1 The Purchaser shall, to the extent permitted by law, fully indemnify and hold harmless the Vendors, the Receivers and their Associates from and against:

                 14.1.1 all losses of any kind whatsoever in respect of or in relation to any injury to or death of any person; and

                 14.1.2 all losses of any kind whatsoever in respect of or in relation to any loss of or damage to any property of any kind whatsoever (including but not limited to the Aircraft); and

                 14.1.3 all losses of any kind whatsoever attributable to or resulting from such injury, death, loss or damage or any such claims, demands, actions and proceedings in respect thereof;

                 which may at any time be incurred by or imposed upon the Vendors or the Receivers and their Associates and which may in any manner arise whether directly or indirectly from:

                 14.1.3.1 the sale of the Aircraft to Purchaser hereunder, the management, control, operation or use of the Aircraft at any time after Completion and whether the same shall arise out of or be attributable to any defect (latent or patent) in the Aircraft or any other item or service supplied by the Vendors, the Receivers or any of their Associates whether under this Agreement or otherwise; or

                 14.1.3.2 the design, manufacture, testing, use, maintenance, service, repair, modification or reconstruction of the Aircraft regardless of when the same shall or may have been carried out or put into effect.

        14.2 In addition to the provisions of Clause 14.1 the Purchaser hereby agrees with Autokraft fully to indemnify and hold harmless the Vendors and the Receivers and their Associates from and against all losses of any sort which may at any time be made or brought on the ground that any design, article or material in the Aircraft or the operation or use thereof constitutes an infringement of patent or other intellectual property right or any other right whatsoever.

        14.3 For the purposes of the receiving the benefit of the indemnities contained in Clauses 14.1 and 14.2, but not otherwise, Autokraft contracts not only on its own behalf as principal but also as agent on behalf of each of AC Cars, the Receivers or their Associates.

        14.4 The Purchaser undertakes to ensure that on the Completion Date and throughout the period ending on the earlier of two (2) years from the Completion Date and the next major overhaul of the Aircraft the insurances effected by Purchaser and each of its successors and/or assigns in relation to the Aircraft shall include provisions in terms satisfactory to Autokraft whereby:

                 14.4.1 the Vendors and each of the Receivers and their Associates, shall be named as additional assureds to each and every one of the passenger, third party, baggage and cargo legal liability policies effected in relation to the Aircraft to the extent of Purchaser's obligations set out in Clauses 14.1 and
                         14.2. Such liability policies will include a suitable cross liability clause and breach of warranty endorsement and shall be for such a sum as can reasonably be obtained as a combined single limit;

                 14.4.2 the insurers under each and every hull insurance policy for the Aircraft shall waive all rights of subrogation against the Vendors and the Receivers and their Associates to the extent of the Purchaser's obligations set out in Clauses 14.1 and 14.2;

                 14.4.3 such policies will provide for the Vendors to be given at least thirty (30) days notice of cancellation, termination or adverse material alteration (or such lesser period as may be stipulated by insurers in respect of War Risks and related insurances). The Purchaser shall procure that its insurance brokers for the time being shall provide Autokraft and the Receivers with a written undertaking to give the aforesaid periods of notice to Autokraft; and

                 14.4.4 such liability policies will be primary and without rights of contribution from any other insurance which may be available to the Vendors or any of the Receivers or their Associates.

        14.5 The Purchaser agrees as a condition precedent to any obligation on the part of Autokraft to deliver the Aircraft to the Purchaser that it will produce to the Vendors on or before the Completion Date and at such times thereafter as Autokraft may reasonably require such certificates or other evidence as Autokraft may require to demonstrate compliance with Clause 14.4; and the Purchaser undertakes that it shall not make any material changes to the terms and amounts of such insurances which would adversely affect the provisions of Clause 14.4 without obtaining the prior written consent of Autokraft and the Receivers to such proposed changes during the period ending on the earlier of (i) the day following two (2) years after the Completion Date and (ii) the next major overhaul of the Aircraft.

15      Employees

        15.1 The Employment Contracts will be transferred to the Purchaser on the Completion Date and the Purchaser acknowledges and agrees that under the Employment Regulations the contracts of employment between the Vendors or either of them and the Employees may have effect after the Completion Date as if originally made between the Purchaser and those employees.

        15.2 The Purchaser indemnifies the Vendors or either of them and the Receivers against any claims costs demands expenses proceedings or awards limited to those arising in consequence of the transfer of the Employment Contracts by this Agreement.

16      Continuing Trading

        16.1 Save for circumstances and actions of third parties beyond the control of the Vendors the Vendors shall at the Vendors' risk continue to carry on the Business and insure the Business and Transferred Assets, with the interest of the Purchaser noted on the relevant policies, in substantially the same manner as it was carried on in the month immediately preceding the date of this Agreement and the Vendors shall not terminate the Employment of any of the Employees (otherwise than for good cause). The Vendors shall discharge the Operating Costs up to 31st August 1996 and thereafter until Completion subject to payment by the Purchaser under 3.2.1 and the Receivers shall procure that the Vendors shall not dispose of any of the Transferred Assets other than in the ordinary course of business save as provided for in this clause.

        16.2 Upon Completion the Vendors shall account to the Purchaser for the Car Sale Proceeds.

        16.3

                 16.3.1 After the date of this Agreement the Vendors agree to procure that the Purchaser and its agents and representatives are given reasonable access to and permitted to inspect the Premises, Capital Equipment, Stock, Books and Records and other documents of the Vendors at all reasonable times, and upon request furnish such information regarding the Transferred assets as the Purchaser may reasonably require, in either case without any additional charge to the Purchaser.

                 16.3.2 The Purchaser agrees that it will keep all information that it is allowed access to or provided with pursuant to clause 16.4 (the "Information") upon the same terms as provided for in the letter from the Receivers to the Guarantor dated 18th March 1996 (the "Confidentiality Letter") and accepted by the Guarantor as if "Restricted Information" defined in the Confidentiality Letter means the Information and the "Proposed Transaction" also defined means "the proposed completion of the sale to us or any person associated with us of the businesses" and the Purchaser accepts it will be bound by the Confidentiality Letter upon the above terms as if it were a party to that letter save that the Purchaser may disclose the Information to third parties for the purpose of raising finance to complete this Agreement

        16.4 The Vendors agree to notify the Purchaser of all orders (if any) placed by customers for the production and sale of new vehicles.

17      The New Lease

        The grant and acceptance of the New Lease will be subject to the to the Special Conditions set out in Schedule 13 below.

18      Interest

        In the event that monies due under this Agreement are not paid on the due date or if completion is delayed beyond the Completion Date for any reason not attributable to default or delay of the Vendors or the Receivers, interest shall be payable (as well before as after judgment) by the Purchaser to the Vendors in respect of money due or the consideration due under Clause 2 of this agreement as the case may be at the rate of 4 per cent over Lloyds Bank Plc base rate current from time to time, such interest to be calculated on a daily basis and to be compounded at monthly rests.

19      Set-Off

        Without prejudice to any other provisions contained in this Agreement the Purchaser shall not be entitled to set-off any claims it may have against the Vendors or the Receivers or any of them or exercise any liens whatsoever against or make any deduction on its own account from any moneys, cheques, bankers' drafts or other negotiable instruments payable to either of the Vendors or the Receivers pursuant to this Agreement but such monies, cheques, bankers' drafts or other negotiable instruments shall be paid in full forthwith upon the same being due in accordance with the terms of this Agreement

20      Storage of the Bentley and the Motorcycle Collection

        The Purchaser agrees to store for a period of 28 days from the Completion Date the Bentley and the Motorcycle Collection at the Premises at no cost to the Vendors but at the Vendors' risk or either of them or the Receivers and the Purchaser agrees not to remove the Bentley, or the Motorcycle Collection or any of them from the premises nor to otherwise dispose of, deal with or otherwise encumber or subject to any other adverse interest whatsoever the Bentley or the Motorcycle Collection or any of them.

21      Exclusion of Receivers' Liability

        In the negotiation execution and implementation of this Agreement the Receivers were are and will be acting only as agent for the Vendors. The parties acknowledge that the Receivers in joining in this Agreement do so solely for the purpose of obtaining the benefit of the provisions of this clause 21 and any other provisions of this Agreement in their favour. The Receivers shall not be personally liable on this Agreement or under any deed or other document executed in consequence of it or under any associated or collateral agreement or arrangement save as provided for in this Agreement.

22      Purchaser's Warranty

        The Purchaser represents and warrants to the Vendors that:

        (a) it is a limited liability company duly incorporated and validly existing under the laws of England; and

        (b) it has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of this Agreement and the transactions contemplated herein.

23      Use and Change of Names

        23.1 The Vendors grant to the Purchaser such right each of them may have to use the names "Autokraft", "A.C Cars", "Autokraft Limited" and "A.C Cars Limited" and any intellectual property therein as the Vendors or either of them may have at the Completion Date.

        23.2 Autokraft shall use its reasonable endeavours to procure that the shareholders of Autokraft will pass a resolution whereby Autokraft shall change its name to a name which does not include the word "Autokraft" and Autokraft undertakes to take all reasonable steps required for registering such name change with the Registrar of Companies.

        23.3 Autokraft as sole shareholder in AC Cars shall use its reasonable endeavours to procure that AC Cars will pass a resolution whereby AC Cars shall change its name to a name which does not include the words "AC Cars" and AC Cars undertakes to take all reasonable steps required for registering such name change with the Registrar of Companies

24      Assignment

        The Purchaser shall not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Vendors such consent may be given or withheld at the sole discretion of the Vendors.

        The Vendor or either of them shall not assign or otherwise transfer any of their rights or obligations under this Agreement without the prior written consent of the Purchaser.

25      Guarantee

        25.1 Upon Completion the Purchaser shall procure that the Guarantor shall as primary obligor unconditionally and irrevocably guarantees by way of continuing guarantee to AC Cars, Autokraft and to the Receivers the due punctual and complete payment of the third instalment payable by the Purchaser pursuant to Clause 2 (such payment obligation being hereinafter called the "Obligation").

        25.2 AC Cars, Autokraft and the Receivers shall not make demand or take any steps against the Purchaser or any other person (including without limitation the Guarantor) before giving 14 days' written notice to the Guarantor of its intention to make written demand upon the Guarantor in respect of the Obligation or any of them (sending a copy of such demand to the Purchaser at the same time). A "day" for the purpose of this sub-clause
                 25.2 shall not include a Saturday or a Sunday or other day when clearing banks are not generally open in London for normal business.

        25.3 On making written demand and having given 14 clear days' notice in accordance with sub-clause 25.2 above neither AC Cars, Autokraft nor any of the Receivers need make further demand or take any steps against the Purchaser or any other person before being entitled to exercise all and any of its or their rights under this guarantee.

        25.4 Subject to the provisions of clause 25.1 this guarantee is a continuing guarantee and shall remain in full force and effect until all of the Obligation has been discharged and performed in full.

        25.5 Any payment to be made by the Guarantor hereunder shall be made free and clear of all deductions or withholdings of any kind, except for those required by law, and if any deductions or withholdings must be made by law, the Guarantor will pay that additional amount which is necessary to ensure that AC Cars, Autokraft and the Receivers receive a net amount equal to the full amount which they would have received if the payment had been made without the deduction or withholding. In the event that following any payment of an additional amount by the Guarantor under this clause, AC Cars, Autokraft and/or the Receivers recover any part of such deduction or an amount in respect of such withholding, an amount equal to any such recovery shall be reimbursed to the Guarantor.

        25.6 The Guarantor shall pay interest on any amount due from it hereunder from the date of demand until the date of payment in full (as well after as before any judgement) calculated on such over due sum on a daily basis at the rate of three per cent (3%) per annum above the base rate for the time being of Lloyds Bank PLC for the first thirty (30) days and four per cent. (4%) per annum above the base rate for the time being of Lloyds Bank PLC thereafter.

        25.7 The Obligation of the Guarantor hereunder shall not be affected by any act or omission matter or thing whatever which but for this provision may affect such Obligation or operate to release or otherwise exonerate the Guarantor therefrom and accordingly (without prejudice to the generality of the foregoing) all or any of AC Cars, Autokraft and the Receivers may without the Guarantor's consent and without releasing or reducing the Guarantor's liability to AC Cars, Autokraft and the Receivers under this agreement:

                 25.7.1 allow the Purchaser or any other person any time or indulgence;

                 25.7.2 enter into, renew, vary, end or neglect to perfect or refrain from enforcing any agreement or arrangement with or liability of the Purchaser or any other person;

                 25.7.3 renew, vary, neglect to perfect, refrain from enforcing or release any present or future security or guarantee or indemnity which AC Cars, Autokraft and the Receivers holds from the Purchaser or any other person; or

                 25.7.4  compound with the Purchaser or any other person.

        25.8 AC Cars, Autokraft and/or the Receivers shall appropriate any sum paid by the Purchaser and/or the Guarantor or recovered or received on account of the Obligation to the particular Obligation in respect of which the claim was made.

        25.9 Until all relevant amounts which may be or become payable hereunder have been irrevocably paid in full, the Guarantor shall not:

                 (a) as a result of this guarantee or any payment or performance hereunder be subrogated to any right or security of AC Cars, Autokraft or the Receivers; or

                 (b) claim or prove in competition with AC Cars, Autokraft or any of the Receivers against the Purchaser or any other person in respect of any obligation guaranteed pursuant to this clause 24 whether by right of contribution, set off, indemnity or otherwise.

        25.10 The Guarantor will reimburse AC Cars, Autokraft and the Receivers for all reasonable legal and other costs (including value added tax) incurred by AC Cars, Autokraft and the Receivers in connection with the valid enforcement of this guarantee.

        25.11 The Guarantor agrees that if at any time and for any reason, and whether with the consent of AC Cars, Autokraft and the Receivers or otherwise, any or all of the Obligation (the "assigned obligation") are assigned, transferred or novated to, or assumed by or are purportedly assigned, transferred or novated to, or assumed by) any other person, or a body corporate owned or controlled, directly or indirectly, by the Guarantor (a "transferee), then the Guarantor's obligation pursuant to this guarantee shall extend, mutatis mutandis, to the transferee to the extent of the assigned obligation, and shall not be impaired, released, diminished or discharged as a result of any such assignment, transfer, novation or assumption. The benefit of this guarantee may not be assigned without the prior written consent of the Guarantor.

        25.12 The Guarantor represents and warrants to and for the benefit of AC Cars, Autokraft and the Receivers that:

                 25.12.1 the execution by it of this guarantee will not
                         constitute or result in a breach of, or the contravention of, any term or condition of any other agreement to which it is a party;

                 25.12.2 there is nothing in any other agreement to which it is a party which would prevent or impair, in any respect, the performance in full by it of its obligation under this guarantee, or which would result in the subordination of, or prohibit it from making payment in respect of, any claim upon it hereunder; and

                 25.12.3 the obligation of the Guarantor under this guarantee rank, and shall rank at all times, at least pari passu with all its other present and future unsecured obligation other than those Obligation which are mandatorily preferred by law and not by reason of contract.

26      General

        26.1 This agreement, supersedes all prior agreements between the parties in relation to its subject matter (all which prior agreements are hereby terminated) and contains the entire agreement between the parties to the maximum extent permitted by law.

        26.2 This agreement shall be construed without reference to its clause headings.

        26.3 The parties shall use their best endeavours to keep the terms of this Agreement confidential and no announcement regarding this transaction or the terms of it shall be made whether to the public, trade or otherwise except with the prior consent of the other parties (such consent not to be unreasonably withheld) or:
                         report to their debenture holder or any liquidators of the Vendors or either of them; or

                 26.3.2  to complete and file statutory returns; or

                 26.3.3  or otherwise by law as required.

        26.4 The Purchaser will permit the Receivers, their staff representatives and agents such facilities (including without limitation suitable office accommodation, secretarial support, photocopying facilities and the use of telephones and fax machines) as they may reasonably require at no cost to enable the Receivers to complete their receivership duties in relation to either of the Vendors.

        26.5     Time shall be of the essence of this Agreement.

        26.6 This Agreement shall, so far as it remains to be performed, continue in full force and effect notwithstanding completion.

        26.7 The Purchaser shall pay all stamp duty arising on this Agreement and all agreements or other documents entered into to give effect to it.

27      Law

        This Agreement shall be read and construed in accordance with English law and the parties hereby agree to submit to the non-exclusive jurisdiction of the English Courts.

28      Notices

        28.1 Any notice or document required or permitted to be given under this Agreement may be given personally or by sending it by registered post or by facsimile process to the party to be served at his or its address given below:

                 the Vendors's Address:   Price Waterhouse
                                          No. 1 London Bridge
                                          London SE1 9QL
                         Fax:             0171 939 5566
                         Attention:       M. Gercke

                 the Receivers Address:   Price Waterhouse
                                          No. 1 London Bridge
                                          London SE1 9QL
                         Fax:             0171 939 5566
                         Attention:       M. Gercke

                 the Purchaser Address:   Pride House
                                          Watford Metro Centre
                                          Tolpitts Lane
                                          Watford
                                          Herts WD1 8SB
                         Fax:             01923 212 674
                         Attention:       A. Lubinsky

or to such other address as shall have been last notified to the other parties for the purpose.

        28.2 Any notice or document given by post shall be deemed to have been given 48 hours after it was registered and posted and in proving that any notice or document was so given it shall be necessary only to prove that it was properly addressed, registered and posted.

29      DK Marketing Services Ltd ("DK")

        29.1 Autokraft and the Receivers have entered into an agreement with DK in May 1996 for the marketing of the Aircraft and the Tempest Parts on the terms set out therein ("the DK Agreement").

        29.2 On Completion the Purchaser at its option may require Autokraft to either:-

                 (a) assign the DK Agreement to the Purchaser in which case the DK Agreement will be treated as a Receivers' Contract; or

                 (b) bring the DK Agreement to an end in which case the Purchaser will pay to Autokraft one half of any sum payable to DK as compensation for bringing the DK Agreement to an end to a maximum sum of 10,000 pounds and Autokraft agrees to use its reasonable endeavours to ensure that such sum payable to DK is kept to a minimum.

        29.3 Pending Completion the Purchaser shall have no liability to Autokraft in relation to the DK Agreement.

IN WITNESS whereof this Agreement has been executed under the hands of one of the Receivers as agent of the Vendors and of a duly authorised officer of the Purchaser

                                 SCHEDULE 1
                           Description of Aircraft

AIRCRAFT

Make                     :  Hawker Hurricane
Serial No.               :  52024
Registration Mark        :  G-HURR

ENGINE

Make                     :  Packard Merlin
Serial No.               :  V.335561

PROPELLER

Make                     :  Hamilton Standard
Serial No.               :  N123321

                                 SCHEDULE 2
                           ACCEPTANCE CERTIFICATE


Paradehaven Limited ("Purchaser") of Pride House, Watford Metro Centre, Tolpitts Lane, Watford, Herts. WD1 8SB acknowledges that it has today accepted delivery of the Hawker Hurricane Aircraft with manufacturer's serial number 52024 and United Kingdom Registration Mark G-HURR in accordance with a Sale
Agreement dated [                   ] 1996 and made between Autokraft Limited
(1), Purchaser (2), Michael David Gercke and Andrew Mark Homan (3) and further acknowledges that upon such acceptance of delivery the said Aircraft was in all respects in accordance with the terms of the said Sale Agreement.

On acceptance of the Aircraft, Packard Merlin Engine, serial number V.335561 Hamilton Standard propeller, serial number N123321 was installed.


SIGNED the            day of                  1996.

For and on behalf of
Paradehaven Limited

 ...........................
(Authorised Signatory)

                                 SCHEDULE 3
                              Capital Equipment

                                 SCHEDULE 4
                                The Employees

                                 SCHEDULE 5
                             The Excluded Assets

1 all cash in hand or with bankers of the Vendors or either of them, all cheques, bills or other securities, the benefit of all deposits paid to suppliers or any other third parties and deposits or prepayments by third parties to the Vendors or either of them;

2       the Bentley and the Motorcycle Collection;

3       the Excluded Vehicles

4 all book and other debts other than the Car Sale Proceeds owing to the Vendors or either of them;

5 the benefit of all policies of assurance, insurance and indemnity and of all guarantees given to either of the Vendors other than any such benefits arising in relation to any of the Transferred Assets after the date of this Agreement;

6       the Commercial Records and Receivers' Records; and


7       the statutory books of the Vendors;

8 any other assets of the Vendors which are not specifically agreed to be sold under this Agreement.

                                 SCHEDULE 6
                            The Excluded Vehicles

                                 SCHEDULE 7
                            The Lease Agreements

                                 SCHEDULE 8
                          The Motorcycle Collection

                                 SCHEDULE 9
                                The New Lease

DATED                                                               199






(1)     A.C. CARS LIMITED

        and

        AUTOKRAFT LIMITED


(2)     PARADEHAVEN LIMITED








[ORIGINAL]
[COUNTERPART]

                                  L E A S E

                                   - of -

                     land at Brooklands Industrial Park,
                              Elmbridge, Surrey
















                               RICHARDS BUTLER
                               Beaufort  House
                            15 St. Botolph Street
                               London EC3A 7EE
                             Ref:  GMR/96-13479

THIS LEASE  made the            day of                 One thousand nine
hundred and ninety [    ]

BETWEEN:-

(1) A.C. CARS LIMITED and AUTOKRAFT LIMITED both of whose registered office is at 3 Vickers Drive, Brooklands Industrial Park, Weybridge, Surrey KT13 0YV (both hereinafter together called "Landlord" which expression shall include the person from time to time entitled to the reversion expectant on the term hereby granted)

(2) PARADEHAVEN LIMITED whose registered office is at Pride House, Watford Metro Centre, Tolpitts Lane, Watford, Herts WD1 3SB (hereinafter called "Tenant" which expression shall include the person from time to time entitled to the term hereby granted)

WHEREAS Andrew Mark Homan and Michael David Gercke both of Price Waterhouse No. 1 London Bridge, London SE1 9QL ("the Receivers") were appointed joint administrative receivers of the Landlord on 7th March 1996 under the Composite Guarantee and Debenture dated 14th July 1993 issued by the Landlord to Arbuthnot Latham & Co. Limited.

WITNESSETH  as follows:-

1       INTERPRETATION

In  this Lease:-

        1.1 The following expressions have unless the context otherwise requires the following meanings and cognate expressions are to be construed accordingly:-

                 "Conducting Media" means sewers drains pipes wires cables ventilation ducts heating ducts and other conducting media including any fixings louvres cowls and other covers and includes any apparatus (not being tenant's or trade fixtures) connected to any Conducting Media for enabling use to be made of the Conducting Media or of any water gas electricity heating ventilation air conditioning or other effluvia passing through Conducting Media;

                 "Demised Premises" means the building and premises as described in Part I of Schedule 1 and all additions and alterations thereto and all Landlord's fixtures from time to time annexed thereto but excluding the air space surrounding and above the same;

                 "Development" means the whole of the Brooklands Industrial Park, Elmbridge, Surrey including the Demised Premises;

                 "Election" means the election exercisable by the Landlord pursuant to paragraph 2 of Schedule 10 of the VAT Act 1994 for supplies made under this Lease to fall outside Group 1 of
                 Schedule 9 to the VAT Act 1994 and become chargeable to VAT at the standard rate;

                 "Ford Mortgages" means the two mortgages dated 27th October 1987 one made between AC Cars Limited (1) and Ford Motor Company Limited (2) and the other made between Autokraft Limited (1) and Ford Motor Company Limited (2);


                 "Insurance Charge" means one hundred per cent (being the "appropriate percentages" in relation to the cost of insurance) of the cost to the Landlord of effecting and maintaining the insurances specified in Part I of Schedule 2 such cost to be ascertained in accordance with the provisions of Part II of Schedule 2;

                 "Insured Risks" means the risk of loss damage or destruction by fire lightning storm tempest flood explosion earthquake (fire and shock) impact from vehicles aircraft and articles dropped therefrom riot civil commotion malicious damage bursting or overflowing of water tanks apparatus or pipes and such other risks as the Landlord may from time to time in its reasonable discretion insure against pursuant to the Landlord's covenant in that behalf hereinafter contained but excepting any stated or other risk against which insurance cannot ordinarily be obtained at a reasonable and economic premium with insurers of repute in the United Kingdom for a property such as the Demised Premises unless the Landlord has in fact insured and continues to insure against such risk;

                 "Irrecoverable VAT" means VAT incurred by the Landlord to the extent that the Landlord is unable to obtain credit for or recover the same;

                 "Landlord's Surveyor" means such firm of surveyors or surveyor (who may be an employee or officer of the Landlord) as the Landlord may from time to time appoint;

                 "Legislation" means all present and future Acts of Parliament all directly applicable provisions of all present and future treaties constituting the European Communities and all orders regulations bye-laws and directives made pursuant to any Act of Parliament or otherwise having the force of law including any made pursuant to such treaties which have the force of law in the United Kingdom;

                 "Loss of Rent Period"  means a period of twelve months;

                 "Oakimber Transfers" means the transfer dated 27th October 1987 made between (1) Oakimber Limited (2) Trafalgar Brookmount Limited (3) Autokraft Limited (4) Trafalgar House Developments Holdings Limited (as varied by a Deed of Variation dated 18th January 1991 made between (1) Oakimber Limited (2) Autokraft Limited and (3) Ford Motor Company Limited) and a transfer dated 27th October 1987 made between
                 (1) Oakimber Limited (2) Trafalgar Brookmount Limited (3) AC Cars Limited and (4) Trafalgar House Developments Holdings Limited (as varied by a Deed of Variation dated 18th January 1991 and made between (1) Oakimber Limited (2) AC Cars Limited and (3) Ford Motor Company Limited);

                 "Permitted Use" means use for light industrial purposes within Class B1 of the Town and Country Planning (Use Classes) Order 1987 with ancillary offices and storage;

                 "Planning Acts" means the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 the Planning (Miscellaneous Provisions Act) 1990 and the Planning and Compensation Act 1991 and all other Legislation from time to time in force relating to Town and Country Planning;

                 "Perpetuity Period" means the period of 80 years starting on the date of this Lease which shall be the perpetuity period of this Lease;

                 "Prescribed Rate" means interest of a rate of 4 per cent. above the base rate from time to time of Lloyds Bank PLC or of such Bank (being a member of the Committee of London and Scottish Bankers) as the Landlord may from time to time nominate or during any time when Lloyds Bank PLC or other Bank nominated by the Landlord has no such base rate such other rate as shall replace the same or be the nearest equivalent thereto as may be notified from time to time to the Tenant by the Landlord;

                 "Rent Commencement Date"  means the date hereof;

                 "VAT" means Value Added Tax or any similar tax from time to time payable whether in substitution for or addition to Value Added Tax;

                 "Yearly Rent"  means the annual rent ascertained pursuant to
                 Schedule 3 to this Lease.

        1.2 Where the context so admits or requires words importing one gender shall be construed as importing any other gender and the singular includes the plural and vice versa and where any party hereto comprises two or more persons any obligation on the part of that party contained or implied herein shall be deemed to be joint and several obligations on the part of such person.

        1.3 Any Index and headings are for reference only and shall not affect the meaning of this document.

        1.4 References to "Demised Premises" in the absence of any provision to the contrary include any part thereof except in the sub-clause headed DISPOSALS BY TENANT.

        1.5 Except in the definition of "Permitted Use" Reference to a specific statute or provision of a specific statute includes all regulations and orders from time to time made pursuant to that statute or (as the case may be) provision or any statute or provision amending or replacing the same.

        1.6 Any covenant by or regulation requiring the Tenant not to do an act or thing shall be deemed to include an obligation on the part of the Tenant to ensure that any such act or thing is not done by any third party.

        1.7 Whenever the consent or approval of the Landlord is required or requested in relation to this Lease, such provisions shall be construed as also requiring the consent or approval of any mortgagee of the Landlord and any superior lessor where the same shall be required except that nothing in this Lease shall be construed as implying that any obligation is imposed upon any mortgagee or superior lessor not unreasonably to refuse any consent.

        1.8 References to any right of the Landlord to enter or to have access to the Demised Premises shall be construed as extending to any superior lessor or mortgagee for the time being and to all persons authorised by the Landlord and to any such superior lessor or mortgagee.

        1.9 Unless the context otherwise requires references to "the tenancy" and "the term" shall be deemed to be references both to the term of years hereby demised and to any extension or continuation thereof whether by the provisions of the Landlord and Tenant Act 1954 or any similar legislation from time to time in force or otherwise which tenancy shall be deemed to have commenced on the date of commencement of the said term hereinafter stipulated.

        1.10 The expression "termination" in relation to the tenancy means termination in any manner whether by effluxion of time notice forfeiture surrender or otherwise and the expression "terminating" bears a corresponding meaning.

2       DEMISE TERM RENT

The Landlord hereby demises unto the Tenant ALL THOSE the Demised Premises TOGETHER WITH the rights described in Part II of Schedule 1 EXCEPTING AND RESERVING unto the Landlord and its predecessors in title and those deriving title from the Landlord or such predecessors the rights described in Part III of Schedule 1 TO HOLD the same unto the Tenant SUBJECT to the matters described in Part IV of Schedule 1 for the term of twelve months commencing on the date hereof YIELDING AND PAYING therefor the following rents:-

        2.1 First throughout the remainder of the term the Yearly Rent which Yearly Rent shall be paid by equal quarterly instalments in advance in the manner prescribed by Schedule 3 save that the first instalment shall be a proportionate payment in respect of the period commencing on the Rent Commencement Date and ending on the quarter day next after the date thereof and shall be paid on the execution hereof.

        2.2      Secondly the Insurance Charge in accordance with clause 3.3.

        2.3 Thirdly any VAT payable on the Yearly Rent, the Insurance Rent or other Taxable supplies by the Landlord to the Tenant hereunder.

        2.4 Fourthly all and any other sums payable by the Tenant to the Landlord pursuant to the provisions of this Lease.

3       TENANT'S COVENANTS

The Tenant hereby covenants with the Landlord:-

        3.1      RENT AND OTHER PAYMENTS

                 3.1.1 To pay the rents hereby reserved on the days and in the manner aforesaid and not to exercise or seek to exercise any right or claim to withhold rent or other sums payable under this Lease or any right or claim to be entitled to any legal or equitable set-off.

                 3.1.2 If so required in writing by the Landlord to make such payments by bankers order or other direct credit transfer to any bank and account in the United Kingdom that the Landlord may from time to time nominate.

        3.2      OUTGOINGS

                 3.2.1 To pay all rates taxes (including community charges) levies duties charges assessments impositions and outgoings whether of an existing or novel kind now or at any time hereafter during the term levied imposed or charged exclusively in respect of the Demised Premises or any part thereof or the owner or occupier in respect of the Demised Premises (other than income tax and corporation tax on the income of the Demised Premises received by the Landlord and any tax payable by the Landlord in respect of any dealing with any reversion to this Lease) and a fair proportion (as determined by the Landlord's Surveyor) of any such rates taxes assessments impositions and outgoings levied imposed or charged on the Demised Premises in common with other premises.

                 3.2.2 Not to claim void or unoccupied rating relief save with the prior written consent of the Landlord or accept any assessment for such relief but (save as aforesaid) to pay the general rate for the Demised Premises in full throughout the tenancy.

                 3.2.3 To pay to the suppliers of and to indemnify the Landlord against all charges for electricity gas telephone water and other services consumed or used at or in relation to the Demised Premises (including all standing charges and meter rents).

        3.3      INSURANCE CHARGE

        To pay by way of additional rent the Insurance Charge in accordance with the provisions of Part II of Schedule 3.

        3.4      REPAIR

                 3.4.1 Well and substantially to repair and reinstate the Demised Premises and keep them in good and substantial repair and condition and to carry out such repair and reinstatement with best quality materials and to the best standard of workmanship and to the complete satisfaction of the Landlord and if necessary from time to time to reinstate or rebuild the Demised Premises (damage or destruction due to any of the Insured Risks excepted unless any of the insurance money in respect thereof shall have been rendered irrecoverable by any act default or omission of the Tenant or any person deriving title from the Tenant or any servant agent licensee or invitee of the Tenant or any such person) and to repay to the Landlord on demand all expenses from time to time incurred by the Landlord in repairing or reinstating any Conducting Media not comprised in the Demised Premises but which serve only the Demised Premises PROVIDED THAT the Tenant shall not be obliged to put the Premises in a better state of repair and condition than as at the date hereof.

                 3.4.2 Without prejudice to the generality of the Tenant's obligations under the immediately preceding sub-clause to keep all machinery and equipment forming part of the Demised Premises properly maintained and in good working order and for that purpose to employ reputable contractors to be approved in writing by the Landlord (such approval not to be unreasonably withheld) for the regular periodic inspection and maintenance of them and to renew all working and other parts of such machinery and equipment as and when necessary or when recommended by such contractors.

        3.5      INSURANCE OF PLATE GLASS

        To insure and keep insured all plate glass (if any) comprised in the Demised Premises from time to time against damage or destruction in a sum at least equal to the cost of replacing the same in the joint names of the Landlord and the Tenant and such other names if any as the Landlord may from time to time require with such insurance office as the Landlord may from time to time approve and to pay all premiums necessary for the above purpose as the same shall become due and payable and to produce to the Landlord or its agents on demand the policy or policies of such insurance and the receipt for each such payment and if any such plate glass shall be damaged or destroyed forthwith to replace the same and all monies received by virtue of any such insurance to be applied solely towards the cost of replacing the said plate glass and if such insurance money is insufficient for such purpose to make up any deficiency PROVIDED ALWAYS that if the Tenant shall at any time fail to maintain such insurance the Landlord may do all things necessary to effect and maintain such insurance and any monies expended by the Landlord for that purpose shall be payable by the Tenant on demand and shall be recoverable from the Tenant as rent in arrear.

        3.6      CLEANING OF WINDOWS

        To clean the glass of all windows comprised in the Demised Premises both inside and out at least once in every month of the tenancy.

        3.7      CLEANING OF DEMISED PREMISES

        To keep the Demised Premises in a clean and tidy condition and regularly to remove therefrom all waste refuse or offensive materials and articles and not to deposit any such materials or articles upon any other part of the Landlord's Development except such part (if any) as shall from time to time be provided for the deposit of such materials and articles.

        3.8      COMPLIANCE WITH LEGISLATION

        To comply in all respects with all requirements (whether placed on the Landlord or the Tenant) of all present and future Legislation and of all competent authorities as to the condition of the Demised Premises and the user thereof and the activities carried on thereat (including the exercise of any rights granted by this Lease) and any works or alterations executed or required to be executed thereon or in respect thereof or in any other way affecting the Demised Premises or any such rights and to keep the Landlord indemnified against all actions proceedings claims or demands which may be brought or made by reason of any such requirements not having been duly complied with and if as a result of any such requirements the Landlord or any superior landlord shall carry out any works or alterations to the Demised Premises or any other part of the Landlord's Development the Tenant shall repay to the Landlord on demand the expenses thereby incurred by the Landlord or a fair proportion thereof as determined by the Landlord's Surveyor whose decision shall be final.

        3.9      YIELDING UP

        At the termination of the tenancy to yield up the Demised Premises and all fixtures therein in such repair and condition as is required by the covenants on the part of the Tenant herein contained and to surrender to the Landlord all keys to the Demised Premises and unless the Landlord otherwise requires remove all alterations and additions whatsoever to the Demised Premises including any work in connection with any fitting out of the Demised Premises by the Tenant and any signs or fascias fixed to the Demised Premises and make good all damage done by such removal to the satisfaction of the Landlord PROVIDED THAT:-

                 3.9.1 the Tenant may before such termination remove all tenant's or trade fixtures but shall make good any damage thereby caused to the Demised Premises to the Landlord's satisfaction;

                 3.9.2 if after the termination of the tenancy there shall be left on the Demised Premises any tenant's or trade fixtures or any chattels or refuse the Landlord may treat the same as having been abandoned by the Tenant and may arrange for the removal and destruction or disposal thereof as the Landlord thinks fit and the Tenant shall pay to the Landlord on demand the cost of such removal and destruction or disposal and shall indemnify the Landlord against any liability resulting therefrom; and

                 3.9.3 if the Tenant shall fail to yield up the Demised Premises in such repair and condition as aforesaid the Landlord may if it thinks fit effect any repairs decorations and other works which ought to have been carried out by the Tenant pursuant to the covenants on the part of the Tenant herein contained and the Tenant shall pay to the Landlord on demand the cost of such repairs decorations and other works effected by the Landlord together with mesne profits at a rate equal to the rack rental value of the Demised Premises at the date of such termination for the period reasonably required for the carrying out of such work and the Landlord's Surveyor's certificate as to the amount of such cost and mesne profits shall be conclusive and binding on the parties.

        3.10     ENTRY BY LANDLORD

        To permit the Landlord and those authorised by it to enter upon the Demised Premises or any part thereof and to remain on the same for any of the following purposes:-

                 3.10.1 inspecting the Demised Premises and opening up floors or other parts of the Demised Premises (including moving fixtures) where such opening-up or moving is required in order to inspect;

                 3.10.2  taking schedules of the condition thereof;

                 3.1%s% taking any measurement or making a valuation of the Demised Premises;

                 3.10.4 taking inventories of the Landlord's fixtures and of other things to be yielded up on termination of the term;

                 3.10.5 repairing altering adding to rebuilding or replacing any adjoining premises;

                 3.10.6 repairing, altering, adding to, replacing or installing any Conducting Media comprised in the Demised Premises which serves or is capable of being passed through the Demised Premises to serve other premises;

                 3.10.7 preparing any schedule of works drawings specifications or estimates required by the Landlord prior to or in contemplation of the exercise by the Landlord of any rights under this Lease;

                 3.10.8 to do anything which the Landlord considers necessary or desirable for the performance by the Landlord of the covenants on its part hereinafter contained or to prevent forfeiture of any superior lease;

                 3.10.9 in connection with any rent review or any impending or intended step under the Landlord and Tenant Act 1954;

                 3.10.10 exercising without interruption or interference any of the rights reserved or granted to it by virtue of the provisions of this Lease

PROVIDED THAT in each of the above cases the person so entering shall cause as little damage, disturbance and inconvenience as is reasonably practicable and shall forthwith make good any damage caused to the Demised Premises.

        3.11     ENTRY BY LANDLORD ON TENANT'S DEFAULT

                 3.11.1 To permit the Landlord and those authorised by it to enter upon the Demised Premises in order to carry out any works to which this sub-clause applies and which the Tenant has failed to carry out within two months after service upon the Tenant of a notice requiring the same to be carried out.

                 3.11.2  The works to which this sub-clause applies are:-

                         3.11.2.1. the carrying out and completion in the manner required by this Lease of any repairs or other works which the Tenant is obliged to carry out by the terms of this Lease;

                         3.11.2.2. the removal of any alterations additions or other works carried out or commenced on the Demised Premises without all necessary licences consents permissions and approvals of the Landlord the Local Planning Authority and any other authority or person having been obtained; and

                         3.11.2.3. the removal or (at the Landlord's option) the completion in a good and workmanlike manner in accordance with the terms of this Lease and of such licences consents permissions and approvals of any alterations additions or other works which have not been so completed.

        3.12     EXPENSE OF MAKING GOOD DILAPIDATIONS AND SERVING NOTICES

        To pay to the Landlord on demand on an indemnity basis all expenses (including Solicitors' Surveyors' Architects' and other professional fees) incurred by the Landlord in connection with or in contemplation of and the Landlord's reasonable administration fee for:-

                 3.12.1 the carrying out of any works to which the immediately preceding sub-clause applies;

                 file~.  the preparation and service of any notice under
                         section 146 or section 147 of the Law of Property Act 1925 notwithstanding that forfeiture is avoided otherwise than by relief granted by the Court;

                 3.12.3 the preparation and service at any time during or after the termination of the tenancy of any schedule of dilapidations and any negotiations relating thereto;

                 3.12.4 the enforcement of or verification of the Tenant's compliance with any of the Tenant's covenants or conditions herein contained whether any action to enforce or verify shall be taken during or after the termination of the Tenancy;

                 3.12.5 the recovery or attempted recovery of any rent or other sums due from the Tenant; or

                 3.12.6 the preparation of any such schedule of works drawings specifications or estimates as are referred to in sub-clause 3.12.7.

        3.13     COST OF PARTY WORKS

        To pay on demand to the Landlord or to whomsoever it may direct a fair proportion (to be assessed by the Landlord's Surveyor whose decision shall be final) of the costs (including Surveyors' Managing Agents' Architects' and other professional fees) of repairing maintaining and replacing all party walls fences and gutters and other party structures and all Conducting Media which serve the Demised Premises in common with other premises.

        3.14     ALTERATIONS

        Not to make any alteration or addition or commit waste to or in any way injure the Demised Premises or any part thereof or any signs affixed to the exterior thereof or the internal arrangement thereof or the Conducting Media comprised in or serving the Demised Premises save that with the written consent of the Landlord which shall not be unreasonably withheld (but which may impose such reasonable conditions and obligations as the Landlord shall deem appropriate) the Tenant may make non-structural alterations or additions to the internal arrangement of the Demised Premises, and without prejudice to the foregoing in this sub-clause the Tenant shall:-

                 3.14.1 comply and ensure compliance by others with all conditions and obligations stipulated by the Landlord in respect of any such alteration or addition; and

                 3.14.2 on or before termination of the tenancy (unless otherwise required by the Landlord) remove all alterations and additions to the Demised Premises (including any such made by or on behalf of the Tenant in fitting out the Demised Premises prior to or at the commencement of the tenancy) and to reinstate the Demised Premises to its condition before such alterations or additions were carried out in a good and workmanlike manner to the satisfaction of the Landlord.

        3.15     OBSTRUCTION OF CONDUCTING MEDIA

        Not to interfere with or obstruct any Conducting Media and in so far as heating ventilation or air conditioning may be provided through such Conducting Media to ensure that the internal arrangement of the Demised Premises does not interfere with the efficient operation of such heating ventilation or air conditioning.

        3.16     SIGNS

                 3.16.1 Not to display upon the exterior of the Demised Premises or upon the interior thereof so as to be visible outside the Demised Premises any lettering inscription advertisement board sign notice placard bill pole flag or similar device without the prior written consent of the Landlord which consent will not be unreasonably withheld to a sign on the exterior of the Demised Premises displaying the name and business of the Tenant and of any permitted sub-tenant in such position and being of such material size design and colours as the Landlord in its discretion shall direct.

                 3.16.2 Not to place or affix behind or near the windows of the Demised Premises so as to be visible outside the Demised Premises any curtains or other articles which in the opinion of the Landlord (which the Tenant agrees to accept without dispute) may depreciate the value of the Landlord's interest in the Demised Premises.

        3.17     NUISANCE, OVERLOADING ETC.

        Not to use or permit to be used the Demised Premises or any part thereof for any illegal or immoral purpose or in a manner which in the opinion of the Landlord (which the Tenant agrees to accept without dispute) will or may depreciate the value of the Landlord's interest in the Demised Premises or the Landlord's Development or become a nuisance annoyance or disturbance to the Landlord any superior landlord or the owner or occupier of any neighbouring premises and not to permit any person to reside or sleep at the Demised Premises and not to bring upon the Demised Premises anything of an explosive or inflammable nature or which may overload any part of the Demised Premises.

        3.18     USE OF ADDRESS OF DEMISED PREMISES

        Not to use or permit to be used the address of the Demised Premises in any advertisement or in any other manner which in the opinion of the Landlord (which the Tenant agrees to accept without dispute) is or may be detrimental to the reputation of the Demised Premises or the Landlord's Development.

        3.19     NAME OF DEMISED PREMISES

        Not for any purpose whatsoever to use or permit others to use as the name of the Demised Premises any name other than that given to the Demised Premises by the Landlord or a name approved in writing by the Landlord (such approval not to be unreasonably withheld).

        3.20     USE OF DEMISED PREMISES

        At all times during the term to use the Demised Premises for the Permitted Use and not to use any part thereof for any other purpose.

        3.21     PLANNING ACTS

        In relation to the Planning Acts:-

                 3.21.1 Not to make any application under the Planning Acts for permission to carry out any development (as defined by the Planning Acts) or for the approval of anything in connection therewith unless the Tenant shall previously have obtained all consents licences and approvals of the Landlord required under this Lease for the carrying out of such development.

                 3.21.2 Not to make any such application except in such form and for such duration whether limited or unlimited as the Landlord may approve in writing Provided that in relation to a change of use or works which are otherwise authorised by this Lease approval of such application will not be unreasonably withheld in any case where (i) neither the application for such planning permission nor its grant nor implementation will or may create or give rise to any tax or other fiscal liability for the Landlord or (ii) the Tenant agrees to indemnify the Landlord against any such tax or other fiscal liability in such manner and provides such security as the Landlord may require.

                 3.21.3 If the Landlord so directs to apply to the relevant planning authority to determine whether any relevant proposal requires permission under the Planning Acts.

                 3.21.4 If reasonably required by the Landlord but at the cost of the Tenant to appeal against any refusal of planning permission or the imposition of any conditions on a planning permission relating to the Demised Premises following an application by or on behalf of the Tenant.

                 3.21.5 Not to enter into any agreement with any competent authority regulating the development or use of the Demised Premises.

                 3.21.6 Not to implement any planning permission or approval unless the same has been submitted to and approved in writing by the Landlord whose approval shall not be unreasonably withheld.

                 3.21.7 In the event of the Tenant carrying out any works in implementation of any planning permission or approval so approved to carry out and complete all works required to implement the same in a good and workmanlike manner in accordance with the terms of such permission or approval and in accordance with any other obligations imposed by the Landlord in any licence deed or other document issued by the Landlord pursuant to clause 3.16 permitting such works.

                 3.21.8 To make or secure to the satisfaction of the Secretary of State or other competent authority appointed for the purpose any payment that may be required for any planning permission or approval which may be granted and so to do for the full term of the permission or approval and similarly to make or secure any payment that may be required in respect of any development or the continuance or retention of any development being a permission or approval implemented or development carried out or continued or retained at any time during the currency of the tenancy.

                 3.21.9 Unless the Landlord otherwise directs to carry out before the termination of the tenancy or such earlier date as may be nominated by the Landlord any works required to be carried out to the Demised Premises by a date subsequent to the termination of the tenancy by any limitation or condition to which any planning permission or approval implemented by or under or for the benefit of the Tenant is subject.

                 3.21.10 To produce to the Landlord or the Landlord's Surveyor when required all such drawings documents and other evidence that the provisions of this sub-clause have been complied with as they or either of them may reasonably require.

                 3.21.11 For the avoidance of doubt the Landlord's approval of any application permission or approval under this sub-clause may be refused on the ground inter alia that the period thereof or anything contained therein or omitted therefrom would in the reasonable opinion of the Landlord's Surveyor be likely to be prejudicial to the interests of the Landlord whether in relation to the Demised Premises or the Landlord's Development or any neighbouring premises or otherwise and whether during the currency of this tenancy or thereafter.

        3.22     PRODUCTION OF NOTICES

        Within three days of the receipt of the same by the Tenant to give full particulars to the Landlord or the Landlord's Surveyor of any notice or order or proposal for a notice or order given issued or made to or on the Tenant by any competent authority pursuant to Legislation and if so required by the Landlord or the Landlord's Surveyor to produce such notice order or proposal to them and without delay to take all necessary steps to comply with any such notice order or proposal and at the request of the Landlord or the Landlord's Surveyor but at the cost of the Tenant to make or join with the Landlord in making such objections or representations against or in respect of any such notice order or proposal as they or either of them shall deem expedient.

        3.23     ENCROACHMENTS

        Not to permit any person to encroach upon or to acquire any right of light air way water or drainage or other easement over the Demised Premises but forthwith upon being made aware of the same to inform the Landlord of any such encroachment or of any act or thing which might result in the acquisition of any right or easement over the Demised Premises and to do all acts and things which may be necessary or expedient to prevent such encroachment or the acquisition of any such right or easement provided that if the Tenant shall fail to do such acts and things as aforesaid the Landlord shall have power to enter upon the Demised Premises for the purpose of doing the same and any expenses which the Landlord thereby incurs shall be paid by the Tenant to the Landlord on demand.

        3.24     INVALIDATION OF INSURANCE

                 3.24.1 Not to do or omit or cause any act matter or thing which might invalidate or prejudicially affect any insurance of the Demised Premises or any adjoining premises or whereby any payment thereunder may be refused in whole or part or render the insurance monies in whole or part irrecoverable.

                 3.24.2 Immediately to comply to the satisfaction of the Landlord's insurers with their requirements for protection of the Demised Premises of which notice shall have been given to the Tenant whether those requirements relate to the Demised Premises to the use thereof or to anything in or on the Demised Premises or to the employment of any persons therein.

        3.25     DUPLICATION OF INSURANCE

        Not to effect or maintain or contribute towards the maintenance of any insurance on or in respect of the Demised Premises in duplication of any insurance effected and maintained by the Landlord PROVIDED ALWAYS that without prejudice to the foregoing and any right of action or remedy in respect of any breach thereof if at any time the Tenant shall be entitled to the benefit of any such insurance on the Demised Premises to pay or procure to be paid to the Landlord all moneys received by virtue of such insurance and to hold the benefit of such policy and moneys payable thereunder in trust for the Landlord to be applied towards rebuilding or reinstating the Demised Premises.

        3.26     DISCLOSURE TO INSURERS

        Forthwith to give written notice to the Landlord of the occurrence of any damage or destruction of the Demised Premises or of any other event which the Landlord is obliged to disclose to the insurers or which ought reasonably to be brought to the attention of the insurers.

        3.27     INCREASED COST OF INSURANCE AND VOID INSURANCE

                 3.27.1 In the event of the premiums payable for the insurance of the Demised Premises or the Landlord's Development or any neighbouring premises being increased by reason of any act default or omission of the Tenant to pay on demand to the Landlord or to whomsoever the Landlord shall direct the amount of such increase.

                 3.27.2 In the event of the Demised Premises being destroyed or damaged by any of the risks insured against by the Landlord and the insurance money under any such insurance against the same being wholly or partly irrecoverable by reason solely or in part of any act default or omission of the Tenant or any person deriving title from the Tenant or any servant agent licensee or invitee of the Tenant or any such person the Tenant shall from time to time forthwith on demand by or on behalf of the Landlord pay to the Landlord the whole or (as the case may require) the irrecoverable portion of the cost (including professional and other fees and expenses together with any Irrecoverable VAT thereon) of completely rebuilding and reinstating the same together with (in the event of such sums not being paid within ten working days of demand therefor) interest thereon at the Prescribed Rate calculated to the date of payment (with quarterly rests) from the date of such destruction or damage.

        3.28     DISPOSALS BY TENANT

        Not to assign underlet hold on trust mortgage charge the whole or any part of the Demised Premises nor share nor part with possession of the whole or any part of the Demised Premises.

        3.29     WHERE DEMISED PREMISES ARE FOR SALE OR TO LET

        To permit the Landlord at any time (in the case of a proposed sale mortgage or charge of the Landlord's interest) or during the twelve months immediately preceding the termination of the term hereby demised and any continuation of the tenancy thereafter to affix and retain without interference to any part of the exterior of the Demised Premises (but so as not unduly to obscure the windows thereof or interfere with the Tenant's use thereof) a notice advertising that the same are for sale or to let and during the said twelve months and any continuation of the tenancy thereafter (or at any time in the case of a disposal of the Landlord's interest) to permit the Landlord to show the Demised Premises to prospective tenants mortgagees and purchasers or their agents at reasonable times by prior appointment.

        3.30     COST OF LICENCES ETC.

        To pay on an indemnity basis the costs and disbursements (including stamp duties) of the Landlord's Solicitors Surveyors Architects and other professional advisers and the Landlord's reasonable administration fee in connection with any Deed or other thing hereby required to be executed or done at the Tenant's expense or any licence consent or approval applied for by the Tenant relating to the Demised Premises or the provisions of this Lease whether or not the same shall be executed done or given together with any Irrecoverable VAT thereon.

        3.31     INDEMNITIES

                 3.31.1 To pay and make good to the Landlord all and every loss and damage whatsoever incurred or sustained by the Landlord as a consequence of any breach or non-observance of the Tenant's covenants herein contained and to indemnify the Landlord from and against all actions claims liabilities costs and expenses thereby arising and in the event of forfeiture of this Lease to indemnify the Landlord against all losses costs damages and expenses incurred by the Landlord consequent upon such forfeiture and (without prejudice to the generality thereof) pending any re-letting of the Demised Premises to pay to the Landlord amounts equal to all rent and other sums which but for such forfeiture would have been payable by the Tenant under this Lease (at the respective times therein provided for) and all costs charges and expenses incurred by the Landlord of and incidental to any re-letting or attempted re-letting of the Demised Premises and any other losses costs damages and expenses occasioned to the Landlord by reason of or in consequence of any forfeiture of this Lease.

                 3.31.2 Without prejudice to any other right or remedy available to the Landlord to indemnify and keep the Landlord effectually indemnified from and against all expenses proceedings claims damages costs demands loss and any other liabilities as a consequence of or in respect of:-

                         3.31.2.1. (save to the extent that the Landlord is effectively indemnified by a policy of insurance effected by it hereunder) damage to the Demised Premises or the Landlord's
                                          Development caused by any act
                                          default or negligence of the Tenant
                                          or any person deriving title from
                                          the Tenant or the servants agents
                                          licensees or invitees of the Tenant
                                          or such person;

                         3.31.2.2. any injury to or death of any person, damage to any property, the infringement disturbance or destruction of any right easement or privilege or otherwise by reason of or arising directly out of the state of repair and condition of the Demised Premises (to the extent that the Tenant is responsible therefor under this Lease) or the user of the Demised Premises;

                         3.31.2.3. to indemnify the Landlord against any taxes charges or other assessments payable in respect of any change of use or works (as the case may be) permitted by or by reason of this Lease or by reason of any licence granted to the Tenant or by reason of the obtaining of any consents required to be obtained under the terms of any such licence.

        3.32     PLANS, DOCUMENTS AND INFORMATION

                 3.32.1 If called upon to do so supply copies to the Landlord or the Landlord's Surveyor of all plans documents and other evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of this Lease have been complied with.

                 3.32.2 If called upon to do so to furnish to the Landlord or the Landlord's Surveyor and (as the case may be) to the Surveyor referred to in Schedule 2 such information as may reasonably be requested in writing in relation to any pending or intended step under the Landlord and Tenant Act 1954 or the implementation of any provisions for rent review contained in Schedule 2.

        3.33     INTEREST

        Without prejudice to or derogation from any other right remedy or power whatsoever available to the Landlord if so required by the Landlord to pay to the Landlord interest at the Prescribed Rate compounded with quarterly rests both before and after judgment upon:-

                 3.33.1 any instalment of the Yearly Rent or any other rents hereby reserved or any part thereof which shall not have been paid to the Landlord on the due date for payment (or in the case of sums other than the instalments of the Yearly Rent seven days after the same became due) for the period from the date on which the same became due to the date on which the same was paid PROVIDED that any instalment which is tendered to the Landlord but which the Landlord has declined to accept so as to avoid the risk of waiving any right to forfeit this Lease to which the Landlord is entitled shall for the purpose of this sub-clause be deemed not to have been paid; and

                 3.33.2 any expenditure by the Landlord or any other sums payable to the Landlord pursuant to this Lease and not included in the Insurance Charge but which the Tenant is required to reimburse or pay to the Landlord for the period from the date of such expenditure or demand for payment of such other sums to the date on which such reimbursement or payment was made.

        3.34     REGULATIONS

        To comply and procure compliance by the occupiers of the Demised Premises or any part thereof and by the Tenant's and such occupiers' respective servants licensees and visitors with such reasonable regulations as the Landlord shall from time to time make relating to the use of any parts of the Development and which in the opinion of the Landlord are desirable in the interest of the persons (including the Landlord) entitled to use such parts or for the proper management of the Development (and without prejudice to the generality of the foregoing such regulations shall include compliance with the covenants conditions restrictions and regulations set out in the Oakimber Transfers).

        3.35     VALUE ADDED TAX

                 3.35.1 To pay VAT on all supplies including the grant of this Lease received by the Tenant under or in connection with this Lease.

                 3.35.2 To pay to the Landlord an amount equivalent to any Irrecoverable VAT on supplies received by the Landlord under or in connection with this Lease.

                 3.35.3 The Landlord agrees not to make the election at any time after the date hereof PROVIDED that failure to make the Election would have no adverse financial consequences for the Vendor and PROVIDED FURTHER that its Election is not required to be made as a consequence of any change in law or regulations following the date hereof.

                 3.35.4 All references in this Lease to amounts (including rent) payable by the Tenant to the Landlord are references to such amounts exclusive of VAT and the Tenant shall pay to the Landlord in addition to any such amount any VAT payable on that amount.

        3.36     OBLIGATIONS AFFECTING LANDLORD'S TITLE

                 3.36.1 To observe and perform all obligations imposed upon and the covenants on the part of the Landlord in respect of the Demised Premises arising from the matters specified in Part IV of Schedule 1 and not to commit any breach of the aforesaid obligations and covenants in respect of the Development (and in particular but without prejudice to the generality of the foregoing the Tenant shall be primarily liable promptly and duly to observe and perform the covenants on the part of the Purchaser contained in the Oakimber Transfers) PROVIDED that the Landlord shall with all due speed pass on to the Tenant copies of all demands notices or other correspondence papers or documents received by the Landlord relating to such obligations and covenants.

                 3.36.2 To indemnify and keep indemnified the Landlord from and against any actions proceedings claims damages costs and expenses or losses arising from any breach non-observance or non-performance of such covenants and conditions.

4       LANDLORD'S COVENANTS

Subject to the Tenant paying the rents hereby reserved and observing and performing the covenants on its part and the conditions herein contained the Landlord hereby covenants with the Tenant (but so that the Landlord shall not remain personally liable to the Tenant after it has disposed of its reversionary interest to this Lease except for any breach occurring prior to such disposal) as follows:-

        s%s      INSURANCE

        To effect and maintain the insurances specified in Part I of Schedule
        3.

        4.2      REINSTATEMENT OF INSURED DAMAGE

        In the event of the Demised Premises being destroyed or damaged by any of the Insured Risks and provided that the Landlord's insurance has not been vitiated or payment thereunder refused in whole or part as a result of any act default or omission on the part of the Tenant or any person deriving title from the Tenant or any servant agent licensee or invitee of the Tenant or any such person to use all reasonable endeavours to procure that any necessary permissions licences and approvals under any Legislation are obtained to enable the Landlord to rebuild reinstate replace or make good the Demised Premises (but not necessarily by a facsimile replacement or reinstatement unless the Landlord requires a facsimile replacement or reinstatement) and as soon as such permissions licences and approvals have been obtained and provided the same remain unrevoked and subject to all necessary labour and materials being available to pay out (or procure such payment out) of all moneys received in respect of such insurance (other than for loss of any rents) in rebuilding reinstating replacing and making good the Demised Premises as aforesaid PROVIDED THAT if for any reason other than the fault of the Landlord it is not possible to rebuild reinstate replace or make good the Demised Premises all insurance moneys shall belong to the Landlord absolutely and the Tenant shall have no interest therein.

        4.3      QUIET ENJOYMENT

        That the Tenant shall peaceably hold and enjoy the Demised Premises throughout the said term without any lawful interruption by the Landlord or any person lawfully claiming under through or in trust for the Landlord.

5       PROVISOS

Provided always and it is expressly agreed as follows:-

        5.1      FORFEITURE

        If the rents hereby reserved or any part thereof shall be in arrear for twenty one days after the same shall have become due (whether legally demanded or not) and for the purposes of this clause any rents paid by the Tenant by bankers standing order or credit transfer shall be deemed for all purposes hereof not to have been received by the Landlord until the same shall have been received by the Landlord's bank or in the event of any breach of any of the Tenant's covenants herein contained or if the Tenant or any guarantor for the Tenant (being a company) shall enter into liquidation (other than a voluntary members liquidation when solvent for the purpose of reconstruction or amalgamation forthwith carried into effect) whether voluntarily or compulsorily or if the Tenant or any guarantor shall for any reason be removed from the register of companies or be unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 or if a petition shall be presented for the appointment of an administrator or a receiver (whether or not an administrative receiver) or manager shall be appointed of the whole or any part of its or their respective undertakings or an administration order shall be made or if there shall be convened a meeting of creditors or members to consider a voluntary arrangement or any other scheme or composition with the Tenant's creditors or if the Tenant or such guarantor (not being a company) shall become bankrupt have a bankruptcy order made against it or them or a petition for such order shall be presented or if an interim receiver is appointed of the property of the Tenant or such guarantor or if the Tenant or such guarantor (whether or not a company) shall enter into any arrangement or composition for the benefit of its or their respective creditors shall suffer any distress or execution to be levied on their respective goods then in any of the said cases it shall be lawful for the Landlord or any person on its behalf at any time thereafter to re-enter upon the Demised Premises or any part thereof in the name of the whole and thenceforth peaceably to hold and enjoy the same as if this Lease had not been made and thereupon this demise shall absolutely determine except for the Tenant's obligations under the sub-clause headed INDEMNITIES but without prejudice to any right of action of the Landlord in respect of any breach of the Tenant's covenants herein contained.

        5.2      SUSPENSION OF RENT

        If the Demised Premises or any part thereof or any part of the Landlord's Development over which the rights specified in Part II of
        Schedule 1 are exercised shall be so destroyed or damaged by any of the Insured Risks as to render the Demised Premises or some part thereof unfit for or incapable of occupation and use by the Tenant then (unless any of the insurance money in respect of loss of rent shall have been rendered irrecoverable by the act or default of the Tenant or any other person deriving title from the Tenant or any licensee or invitee of the Tenant or any such other person) the rents hereby reserved or a fair proportion thereof according to the extent of the damage shall be suspended and cease to be payable until the same shall have been reinstated and the Demised Premises are fit for occupation and use or until the expiration of a period from the date of such destruction or damage equal to the Loss of Rent Period whichever shall be the earlier PROVIDED that any dispute as to the amount which ceases to be payable shall be determined by an independent Surveyor (acting as expert) appointed in default of agreement between the parties by the President of the Royal Institution of Chartered Surveyors on the application of either party.

        5.3      COMPENSATION UNDER LANDLORD AND TENANT ACT 1954

        Subject to the provisions of sub-section (2) of section 38 of the Landlord and Tenant Act 1954 neither the Tenant nor any person deriving title from the Tenant to the whole or any part of the Demised Premises shall be entitled on quitting the Demised Premises to any compensation under section 37 of the said Act.

        5.4      EXCLUSION OF LIABILITY ON PART OF LANDLORD

                 5.4.1 The Landlord shall not be liable to any person other than the Tenant to perform any of the covenants herein contained whether expressed or implied in so far as such covenants impose obligations going beyond the common duty of care imposed by the Occupiers Liability Act 1957 or the Defective Premises Act 1972 and the Landlord shall not be liable to the Tenant or any other person for any accident loss or damage which may at any time during the said term be occasioned to or suffered by the Tenant or any other person or occasioned to the Demised Premises or to any goods or property of the Tenant or any other person by reason of any breach of any obligation on the part of the Landlord herein contained whether expressed or implied resulting from any act neglect default or misfeasance or nonfeasance whether tortious or of any other kind whatsoever of any servant or employee or agent or tenant of the Landlord or any other person or by reason of any fire or leakage or overflow from any Conducting Media or other appliances in or near the Demised Premises.

                 5.4.2 Nothing herein contained or implied nor any statement or representation made by or on behalf of the Landlord shall be taken to be a covenant warranty or representation that the Demised Premises can lawfully be used for the Permitted Use.

        5.5      FORM OF LICENCES ETC.

        Any consent permission licence or approval purporting to be given by the Landlord to the Tenant in relation to this Lease or the Demised Premises whether or not the same be required to be obtained by the Tenant by any of the covenants or conditions herein contained shall be ineffective unless the same be given either:-

                 5.5.1   by Deed; or

                 5.5.2 by writing under the hand of the Landlord or some duly authorised officer or agent of the Landlord expressly stating that the Landlord does not require the same to be by Deed.

        5.6      WAIVER OF RIGHT TO FORFEIT

        That no demand for or acceptance or receipt in whole or in part of any of the rents hereby reserved or any payment on account thereof or the grant of any consent permission licence or approval hereunder shall operate as a waiver by the Landlord of any right which the Landlord may have to forfeit this Lease by reason of any breach of covenant or condition by the Tenant notwithstanding that the Landlord may know or be deemed to know of such breach at the date of such demand acceptance receipt or grant.

        5.7      IMPLIED EASEMENTS AND OTHER RIGHTS

                 5.7.1 Nothing herein contained shall operate to grant by implication or otherwise any estate right or easement not hereby expressly granted by the Landlord.

                 5.7.2 Nothing herein contained shall confer on the Tenant any right to the benefit of or to enforce any covenant or agreement contained in any lease or other instrument relating to any other premises belonging to the Landlord or limit or affect the right of the Landlord to deal with the same now or at any time hereafter in any manner which may be thought fit.

        5.8      PARTY WALLS

        Such of the walls (if any) of the Demised Premises as divide the Demised Premises from other premises of the Landlord shall be deemed to be party walls divided longitudinally and shall be included in the Demised Premises to the centre of such division.

        5.9      ARBITRATION

        Where in this Lease provision is made for the appointment of some person to act as an expert or arbitrator to determine a matter of difference between the Landlord and the Tenant and such provision proves ineffective to secure such appointment then the difference in question shall if the Landlord so requires be settled by a single arbitrator under the Arbitration Acts 1950 and 1979.

        5.10     REPRESENTATIONS

        The Tenant acknowledges that this Lease has not been entered into in reliance wholly or partly on any statement or representation made by or on behalf of the Landlord except any such statement or representation that is expressly set out in this Lease.

        5.11     SERVICE OF NOTICES

                 5.11.1 The provisions of section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 shall apply to any notices served pursuant to or in connection with this Lease as if such notices were notices required or authorised under the said Acts.

                 5.11.2 The reference in such section to a registered letter shall also include a pre-paid first class ordinary letter.

                 5.11.3 If the Tenant or the Guarantor shall comprise more than one person the service of any such notice demand request or other communication on any one of such persons shall constitute good service on all persons constituting the Tenant or (as the case may be) the Guarantor.

        5.12     VALUE ADDED TAX

                 5.12.1 The Landlord may but is not obliged to exercise the Election so as to secure that supplies made under the Lease are or are treated as standard-rated supplies for VAT purposes.

                 5.12.2 The Landlord may issue a yearly invoice in accordance with Regulation 19 of the VAT (General) Regulations 1985 (SI 1985/886).

        5.13     EXCLUSION OF RECEIVERS' LIABILITY

        In the negotiation execution and implementation of this Lease the Receivers were are and will be acting only as agents for the Landlord and the parties acknowledge that the Receivers in joining this Lease do so solely for the purpose of obtaining the benefit of the provisions of this clause 19 and any other provisions of this Lease in their favour and further the Receiver shall not be personally liable on this Lease or under any deed or other document executed in consequence of it or under any associated or collateral agreement or arrangement.

        5.14     SECURITY OF TENURE

        Having been authorised to do so by Order of the [         ] Court made
        on the [          ] day of [          ] 19[  ] the Landlord and the
        Tenant agree that the provisions of sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954 (as amended by the Law of Property Act
        1969) are hereby excluded in relation to the tenancy hereby granted.

IN WITNESS whereof the parties have signed or sealed this Deed as indicated below and it has been delivered or on their behalf on the day and year first above written.

                                 SCHEDULE 1
                                   Part I
                     Description of the Demised Premises

1 The premises known as 3 Vickers Drive, Brooklands Industrial Park, Weybridge, Surrey as the same is registered at H.M. Land Registry under titles numbered SY579222 and SY579223.

                                   Part II
                        Rights granted to the Tenant

2 Such rights in common with the Landlord and others as are co-extensive with the rights of which the Landlord has the benefit under the Oakimber Transfers.

                                  Part III
                       Rights excepted to the Landlord
3
        3.1 All rights of light and air and other easements over other land or premises and all rights and easements belonging to or enjoyed by any adjoining or neighbouring premises.

        3.2 The right to the passage of soil water gas electricity telephones heating ventilation air conditioning and other effluvia and services through any Conducting Media comprised in the Demised Premises from and to any adjoining or neighbouring premises served thereby.

        3.3 The right to carry out any works upon or otherwise deal with any adjoining or neighbouring premises in such manner as the Landlord may think fit notwithstanding any interference with any right of light or air or other easement enjoyed by the Demised Premises or any nuisance or inconvenience caused to the occupier thereof.

        3.4 The right to build on to connect with or otherwise take into use any wall or fence bounding the Demised Premises and any Conducting Media comprised in or serving the Demised Premises without payment of any consideration or compensation to the Tenant subject to the Landlord making good at its own expense any damage thereby caused to the Demised Premises.

        3.5 The right at any time to alter or depart from the composition or layout of the Development to such extent and in such manner as the Landlord shall think fit to the intent that the Tenant shall not be entitled to make any claim whether for compensation or otherwise against the Landlord in respect thereof.

                                   Part IV
                   Matters subject to and with the benefit
                  of which the Demised Premises are demised
4
        4.1 The covenants restrictions stipulations rights liabilities and other matters other than charges to secure money set out or referred to in the Property and Charges Registers of H.M. Land Registry Titles numbered SY579222 and SY579223.

                                 SCHEDULE 2
                                   Part I
                 Insurances to be maintained by the Landlord

1       Insurance throughout the term with reputable insurers against:-

        1.1 loss of the Yearly Rent and the Insurance Charge and the Service Charge due to damage or destruction caused by any of the Insured Risks in an amount not exceeding the Landlord's Surveyor's estimate from time to time of the Yearly Rent Insurance Charge and Service Charge payable in respect of the Demised Premises for the Loss of Rent Period; and

        1.2 damage or destruction of the Demised Premises by any of the Insured Risks in a sum equal to the Landlord's or the Landlord's Surveyors estimate from time to time of the reinstatement value of the Demised Premises

SUBJECT in each case to such excesses exclusions or limitations as such insurers may from time to time require or impose.

                                   Part II
              Provisions as to payment of the Insurance Charge
2
        2.1 The Tenant shall pay to the Landlord on demand the appropriate percentages of the gross premiums and other expenses from time to time required to effect or maintain the insurances specified in Part I of this Schedule and of all fees and expenses incurred by the Landlord in obtaining valuations and advice as to the appropriate level of cover or otherwise relating to such insurances and any Irrecoverable VAT in respect of such premiums and expenses credit being given to the Tenant for any payments on account paid by the Tenant under the following paragraph.

        2.2 If so required by the Landlord the Tenant shall on account of the amounts payable under the preceding paragraph pay to the Landlord on the quarter day preceding the date on which the Landlord proposes effecting or renewing any of the insurances specified in Part I of this Schedule either the whole or (as the case may be) the appropriate percentage of the Landlord's or Landlord's Surveyor's estimate of amounts that will be payable by the Tenant pursuant to paragraph 2.1 in respect of gross premium and other expenses required for effecting or renewing such insurance and Irrecoverable VAT in respect thereof.

        2.3 Whenever any claim is made by the Landlord under any of the insurances stipulated in Part I of this Schedule the Tenant shall pay to the Landlord on demand by way of additional rent the whole of any amounts which fall to be borne by the Landlord in respect of such claim under any excess provisions contained in the policies of such insurances.

        2.4 The Landlord may retain for the Landlord's own benefit any commissions or discounts received or obtained by the Landlord on or based on the gross premiums and other expenses which would otherwise be paid or incurred or suffered by the Landlord in effecting or maintaining such insurances.

                                  Part III
                               Interpretation

3 In this Schedule "reinstatement value" means the full cost of rebuilding or reinstating the Demised Premises together with architects' surveyors' engineers' and other professional fees and expenses the cost of shoring up debris removal demolition site clearance and any works required by Legislation and any other incidental expenses in connection with rebuilding or reinstatement due allowance being made for increases in costs fees and expenses during the period from the date of damage or destruction until the estimated date of completion of rebuilding and reinstatement.

                                 SCHEDULE 3
                             Rent Ascertainment

1 The intention of all parties to this Lease is that the rent first reserved shall equate to the interest from time to time payable by the Landlord under the terms of the Ford Mortgages (but for the avoidance of doubt excluding repayment of capital or arrears accrued prior to the date hereof).

2 No later than 5 pm on the working day following each usual quarter day the landlord shall notify the Tenant and of the sum due by way of interest under the Ford Mortgages from the relevant quarter day and the amount of the Yearly Rent for the relevant quarter shall equate to the said amount of interest.

3 The Tenant shall pay the Landlord the amount of the Yearly Rent for the relevant quarter within two working days of having been notified of the sum due.

4 The Landlord shall provide the Tenant with such information and copy correspondence as the Tenant may reasonably require in order to verify the sums claimed to be due from the Landlord pursuant to the Ford Mortgages.

(ON LEASE)

SIGNED as a Deed by one of the   )
Receivers as agent for Autokraft )
Limited without personal liability        )







SIGNED as a Deed by one of the   )
Receivers as agent for A.C. Cars          )
Limited without personal liability        )





(ON COUNTERPART)

THE COMMON SEAL of PARADEHAVEN   )
LIMITED was affixed to this Deed          )
in the presence of       )

                                  Director


                                  Secretary

                                                     SCHEDULE 10
                                              The Receivers' Contracts




Reference       Supplier         Net              VAT             Gross
                                 (pounds)         (pounds)        (pounds)

R11899          K Lacey          528.45           92.48           520.93
R11868          Lucas Service    155.82           27.27           183.09
R11873          Woodford Tools   129.12           27.85           186.97
R11902          BOC Gases        299.12           52.35           351.47
R11908          Maxpax           487.51           85.31           572.82


                                 1,630.03         285.25          1,915.28

                                   SCHEDULE 11
                                  The Transfers
DATED                              199[  ]







                              (1) A.C. CARS LIMITED


                             (2) PARADEHAVEN LIMITED


                         (3) A.M. HOMAN AND M.D. GERCKE











                                    TRANSFER

                      of premises at Brooklands Industrial
                             Park, Weybridge, Surrey












                                 RICHARDS BUTLER
                                 Beaufort house
                             15, St. Botolph Street.
                                 London EC3A 7EE

                             Telephone 0171-247-6555
                              Telex: 949494 RBLAW G
                               Fax: 0171-247-5091
                                    Ref: GMR

                               H.M. LAND REGISTRY
                         Land Registration Acts 1925-88

County and District
(or London Borough)      Surrey, Elmbridge

Title Numbers    SY 579222

Property         Land at Brooklands Industrial Park, Weybridge

Date                                        199[  ]


1        OPERATIVE WORDS

IN CONSIDERATION of [                                                     ]
([          ] Pounds) ("the Price") exclusive of valued added tax paid to the
Transferor the receipt whereof is hereby acknowledged

and
A.C. CARS LIMITED
(Company Registration Number 20259157) whose registered office is at 3 Vickers Drive, Brooklands Industrial Park, Weybridge, Surrey KT13 0YV (herein called "the Transferor") HEREBY TRANSFER(S) to Paradehaven Limited (Company Registration Number 202591157) whose registered office is at Pride House, Watford Metro Centre, Tolpitts Lane Watford Herts WD1 8SB (herein called "the Transferee") the land comprised in the title above mentioned ("the Property")

2        TRANSFEREE'S COVENANTS

         2.1 In this Transfer the following expressions shall have the following meanings:

                 2.1.1 "Leases" means a lease dated the eleventh day of August
                         1980 granted to South Eastern electricity Board as the same is referred to in entry numbered fourteen of the Charges Register of H.M. Land Registry title number SY 579222 together with a lease dated 11th August 1980 made between (1) Oyster Lane Properties Limited and (2) The South Eastern Electricity Board as the same is referred to in entry numbered three of the Charges Register of H.M. Land Registry title number SY 579222

                 2.1.2   "the New Lease" means the lease of the Property (and
                         other property) dated [      ] and made between A.C.
                         Cars Limited and Autokraft Limited (1) the
                         Transferee (2)

                 2.1.3   "the Matters" means:-

                         2.1.3.1. all matters registered or capable of registration in any register of local land charges and all other matters otherwise registrable by any local or other competent authority or pursuant to legislation;

                         2.1.3.2. all charges, notices, orders, restrictions, agreements proposals or requirements and other matters arising under or pursuant to the legislation relating to town and country planning and to the requirements of the local planning authority;

                         2.1.3.3. all other matters whatsoever affecting the Property which are capable of discovery by searches or enquiries whether or not in writing made of any person or local or other competent authority or statutory body or by inspection or survey and whether or not such searches or enquiries inspection or survey have in fact been made by or on behalf of the Transferee;

                         2.1.3.4. all matters in the nature of overriding interests as defined in section 70 of the Land Registration Act 1925 affecting the Property;

                         2.1.3.5. such of the matters referred to in National Condition 14 as may affect the Property;

                         2.1.3.6. the rents reserved by and the exceptions, reservations, covenants and conditions contained in the Leases and the New Lease;

                         2.1.3.7. all matters contained or referred to in the registers of the title number above mentioned under which the Property is registered at H.M. Land Registry;

                         2.1.3.8. All duties and payments (if any) ecclesiastical or civil charged upon or payable out of the Premises.

         2.2 The Transferee hereby covenants with the Transferor (but by way of indemnity only) that the Transferee will henceforth observe and perform all obligations on the part of the Transferor arising from the Matters and will indemnify the Transferor against all costs damages and expenses incurred by the Transferor by reason of any failure on the part of the Transferee so to observe and perform the same

3        EASEMENTS ETC

         3.1 The Transferor takes the land hereby transferred subject to any rights of way rights of water rights of common and other rights easements quasi easements liabilities and public rights affecting it.

         3.2 There are reserved to the Transferor such easements and rights as would by implication of law become appurtenant to any adjacent or neighbouring property which the Transferor now owns if the Transferor had sold it to another purchaser at the same time as selling the said land hereby transferred to the Transferee

         3.3 The Transferee shall not become entitled to any easement or right over any other land which the Transferor now owns except such rights and easements (if any) as are hereby expressly stipulated.

4        NO TITLE COVENANTS

         The Transferor does not give any covenant warranty or representation as to title to the Property and all statutory covenants are expressly excluded.

5        RECEIVERS

         5.1 Andrew Mark Homan and Michael David Gercke both of Price Waterhouse No. London Bridge, London SE1 9QL ("the Receivers") were appointed Joint Administrative Receivers of the Transferor on 7th March 1996 under the terms of a composite guarantee and debenture dated 14th July 1993 issued by the Transferor to Arbuthnot Latham & Co Ltd.

         5.2 In the negotiation, execution and implementation of this Transfer, the Receivers were, are and will be acting only as agent for the Transferor. The parties acknowledge that the Receivers in joining this Transfer do so solely for the purpose for the benefit of the provisions of this Clause 5.2 and any other provisions of this Transfer in their favour. The Receivers shall not be personally liable on this Transfer or under any Deed or other document executed in consequence of it or under any associated or collateral agreement or arrangement.

6        MERGER

         The Transferor and the Guarantor both hereby declare that immediately on completion of this Transfer (and the simultaneous completion today of a transfer to the Transferor of the remainder of the property comprised in the New Lease) the New Lease shall automatically and irrevocably merge in the above freehold title to the Property.

7        OVERAGE AND RESTRICTION

         7.1 If and on each and every occasion during the period of eighteen months from the date of actual completion ("the Disposal Period")
                 but not further or otherwise the Purchaser (or any mortgagee of the Property or any part thereof):-

                 7.1.1 sells the freehold interest in the Property or in any part thereof; and/or

                7.1.2   grants a Lease of the Property or any part thereof other
                         than an occupational lease at or at less than the open market rent; and/or

               7.1.3 otherwise directly or indirectly disposes of the Property or any part thereof or the legal or beneficial ownership therein other than by way of charge to secure money to any institution with whom the Purchaser has otherwise no connection; and/or

               7.1.4 enters into an Agreement to do any of the things in 7.1.1 to 7.1.3 above PROVIDED that a sale of the freehold interest in the Property contractually linked to a leaseback of the Property to the Transferee ("Sale and Leaseback") shall not be a Disposal as herein defined to which 7.2.1 shall apply and the Purchaser shall remain in actual occupation of the Property for the entirety of the Disposal Period.

(Any of which events in paragraphs 7.1 above shall be known as "the Disposal") the Purchaser shall notify the Vendor forthwith of the Disposal; and

         7.2

                 7.2.1 Subject to the following provisions of this clause the Purchaser shall pay to the Vendor within seven days of the date of the Disposal sixty five per centum of the amount by which the consideration for the Disposal or where the Disposal is made otherwise than at arm's length
                         or to a party with whom the Purchaser is otherwise connected but not further or otherwise the market value of the Property at that date (whichever is the greater) exceed the Price exclusive of VAT plus 162,500 Pounds plus VAT if applicable.

                7.2.2   In the event of only part of the Property being disposed
                       of then the market value of the Property where applicable under sub-clause 7.2.1 and the Price shall for the purposes of sub-clause 7.2.1 be deemed only to refer to that part of the Property which is the subject of the Disposal and the Price shall be apportioned accordingly.

               7.2.3 In the event of default of agreement between the parties as to the open market rent and/or market value where applicable and/or the correct apportionment of the Price pursuant to sub-paragraph 7.2.2 then within seven days of the Disposal either party may require the matter to be determined by an independent Surveyor (hereinafter called "the Surveyor") agreed upon by the Vendor and Purchaser and failing such agreement within two weeks of the Disposal either party may apply to the President for the time being or other appropriate Officer having power from time to time to make such appointments of The Royal Institution of Chartered Surveyors (hereinafter called "the President") and no delay however long in making such application shall prejudice the right of the Vendor to require such determination.

                 7.2.4   The Surveyor shall act as an Expert.

                 7.2.5 The Surveyor shall afford the Vendor and Purchaser a reasonable opportunity of making representations to it and responding to representations made by the other party
                         but shall be in no way bound or fettered by such representations and shall be entitled to determine the said matters on the basis of his own knowledge and judgment.

                 7.2.6 The decision of the Surveyor as to open market rent and/or market value where applicable and/or the apportionment of the Price shall be final and binding on
                         the parties hereto.

                7.2.7   The fees of the Surveyor shall be paid by the Vendor and
                         Purchaser in such proportions as he shall direct or failing such direction by the Vendor and Purchaser equally.

               7.2.8 If the Surveyor fails to reach a decision and give notice thereof within six weeks of his appointment or if he shall relinquish his appointment or die or if it shall become apparent for any reason that he will be unable to complete his duties hereunder then either party may apply to the President for a substitute to be appointed in his place which procedure may be repeated as many times as necessary.

               7.2.9 The Purchaser agrees to place the Land Certificate for the above title on deposit with H.M. Land Registry to enable the Vendor to register a Restriction and a Notice to protect its interest under the terms of this Agreement in the forms set out below (and the Transferee hereby consents to the registration of the said Restriction and Notice):

                         7.2.9.1. The form of the restriction to be registered in the Proprietorship Register of the above title shall be:-

"Except under an order of the Registrar or of the Court no disposition (other than a charge) of the land comprised in this title is to be registered without the written consent of A.C. Cars Limited acting by their Receivers".

                        7.2.9.2. The form of the Notice to be registered in the Charges Register of the above title shall be:-

"A Transfer dated the    day of                 made between A.C. Cars Limited
(1) [               Limited] (2) Pride Automotive Group Inc (3) and A.M. Homan
& M.D. Gercke (4) of the property comprised in the above title contained the following provisions:"

and thereafter the Notice shall set out verbatim the terms of clause 7.1 to
7.2.8 (inclusive) above and PROVIDED that the date of the transfer to be inserted shall be the date of this transfer.

                       7.2.9.3. The Transferee shall be entitled at any time to charge the Property on an arm's length bona fide basis to a Bank or other financial institution without the consent of the Transferor.

                         7.2.9.4. Upon request upon expiration of the Disposal Period the Transferee shall forthwith cause the Restriction and Notice to be removed.


SIGNED as a Deed by A.C. CARS     )
LIMITED acting by one of the      )
Receivers as its agent (without   )
personal liability)      )





THE COMMON SEAL of PARADEHAVEN    )
LIMITED was affixed in the        )
presence of      )
         )
         )
                                    Director




                                    Secretary

DATED                              199[  ]







                              (1) AUTOKRAFT LIMITED


                             (2) PARADEHAVEN LIMITED


                         (3) A.M. HOMAN AND M.D. GERCKE











                                    TRANSFER

                      of premises at Brooklands Industrial
                             Park, Weybridge, Surrey












                                 RICHARDS BUTLER
                                 Beaufort house
                             15, St. Botolph Street.
                                 London EC3A 7EE

                             Telephone 0171-247-6555
                              Telex: 949494 RBLAW G
                               Fax: 0171-247-5091
                                    Ref: GMR

                               H.M. LAND REGISTRY
                         Land Registration Acts 1925-88

County and District
(or London Borough)      Surrey, Elmbridge

Title Numbers    SY 579223

Property         Land at Brooklands Industrial Park, Weybridge

Date                                        199[  ]


1        OPERATIVE WORDS

IN CONSIDERATION of [                            ] Pounds ([          ] Pounds)
exclusive ("the Price") of valued added tax paid to the Transferor the receipt whereof is hereby acknowledged

AUTOKRAFT LIMITED
(Company Registration Number 1330564) whose registered office is at 3 Bickers Drive, Brooklands Industrial Park, Weybridge, Surrey KT13 0YV (herein called "the Transferor") HEREBY TRANSFER(S) to Paradehaven Limited (Company Registration Number 13305645) whose registered office is at Pride House, Watford metro Centre, Tolpitts Lane Watford Herts WD1 8SB (herein called "the Transferee") the land comprised in the title(s) above mentioned (the Property")

2        TRANSFEREE'S COVENANTS

         2.1 In this Transfer the following expressions shall have the following meanings:-

                2.1.1 "Leases" means a lease dated the eleventh day of August 1980 granted to South Eastern electricity Board as the same is referred to in entry numbered fourteen of the Charges Register of H.M. Land Registry title number SY 579222 together with a lease dated 11th August 1980 made between (1) Oyster Lane Properties Limited and (2) The South Eastern Electricity Board as the same is referred to in entry numbered three of the Charges Register of H.M. Land Registry title number SY 579222

                 2.1.2   "the New Lease" means the lease of the Property (and
                         other property) dated [       ] and made between A.C.
                       Cars Limited and Autokraft Limited (1) the Transferee (2)

                 2.1.3   "the Matters" means:-

                         2.1.3.1. all matters registered or capable of registration in any register of local land charges and all other matters otherwise registrable by any local or other competent authority or pursuant to legislation;

                         2.1.3.2. all charges, notices, orders, restrictions, agreements proposals or requirements and other matters arising under or pursuant to the legislation relating to town and country planning and to the requirements of the local planning authority;

                         2.1.3.3. all other matters whatsoever affecting the Property which are capable of discovery by searches or enquiries whether or not in writing made of any person or local or other competent authority or statutory body or by inspection or survey and whether or not
                                          such searches or enquiries inspection
                                          or survey have in fact been made by or
                                          on behalf of the Transferee;

                        2.1.3.4.         all matters in the nature of overriding
                                          interests as defined in section 70 of
                                          the Land Registration Act 1925
                                          affecting the Property;

                         2.1.3.5.         such of the matters referred to in
                                         National Condition 14 as may affect the
                                          Property;

                         2.1.3.6.         the rents reserved by and the
                                         exceptions, reservations, covenants and
                                          conditions contained in the Leases and
                                          the New Lease;

                        2.1.3.7. all matters contained or referred to in the registers of the title number above mentioned under which the Property is registered at H.M. Land Registry;

                         2.1.3.8.         All duties and payments (if any)
                                         ecclesiastical or civil charged upon or
                                          payable out of the Premises.

         2.2     The Transferee hereby covenants with the Transferor (but by way of indemnity only) that the Transferee will henceforth observe and perform all obligations on the part of the Transferor arising from the Matters and will indemnify the Transferor against all costs damages and expenses incurred by the Transferor by reason of any failure on the part of the Transferee so to observe and perform the same

3        EASEMENTS ETC

         3.1 The Transferor takes the land hereby transferred subject to any rights of way rights of water rights of common and other rights easements quasi easements liabilities and public rights affecting
                 it.

       3.2 There are reserved to the Transferor such easements and rights as would by implication of law become appurtenant to any adjacent or neighbouring property which the Transferor now owns if the Transferor had sold it to another purchaser at the same time as selling the said land hereby transferred to the Transferee

       3.3 The Transferee shall not become entitled to any easement or right over any other land which the Transferor now owns except such rights and easements (if any) as are hereby expressly stipulated.

4        NO TITLE COVENANTS

         The Transferor does not give any covenant warranty or representation as to title to the Property and all statutory covenants are expressly excluded.

5        RECEIVERS

         5.1 Andrew Mark Homan and Michael David Gercke both of Price Waterhouse No. London Bridge, London SE1 9QL ("the Receivers") were appointed Joint Administrative Receivers of the Transferor on 7th March 1996 under the terms of a composite guarantee and debenture dated 14th July 1993 issued by the Transferor to Arbuthnot Latham & Co Ltd.

         5.2 In the negotiation, execution and implementation of this Transfer, the Receivers were, are and will be acting only as agent for the Transferor. The parties acknowledge that the Receivers in joining this Transfer do so solely for the purpose for the benefit of the provisions of this Clause 5.2 and any other provisions of this Transfer in their favour. The Receivers shall not be personally liable on this Transfer or under any Deed or other document executed in consequence of it or under any associated or collateral agreement or arrangement.

6        MERGER

        The Transferor and the Guarantor both hereby declare that immediately on completion of this Transfer (and the simultaneous completion today of a transfer to the Transferor of the remainder of the property comprised in the New Lease) the New Lease shall automatically and irrevocably merge in the above freehold title to the Property.

7        OVERAGE AND RESTRICTION

         7.1 If and on each and every occasion during the period of eighteen from the date of actual completion (the "Disposal Period") but not further or otherwise the Purchaser (or any mortgagee of the Property or any part thereof):-

                 7.1.1 sells the freehold interest in the Property or in any part thereof; and/or

                7.1.2   grants a Lease of the Property or any part thereof other
                         than an occupational lease at or at less than the open market rent; and/or

               7.1.3   otherwise directly or indirectly disposes of the Property
                       or any part thereof or the legal or beneficial ownership
                         therein other than by way of charge to secure money to
                        any institution with whom the Purchaser has otherwise no
                         connection; and/or

               7.1.4   enters into an Agreement to do any of the things in 7.1.1
                         to 7.1.3 above PROVIDED that a sale of the freehold interest in the Property contractually linked to a leaseback of the Property to the Transferee ("Sale and
                        Leaseback") shall not be a Disposal as herein defined to which 7.2.1 shall apply if the Purchaser shall remain in actual occupation of the Property for the entirety of the
                         Disposal Period.

(Any of which events in paragraphs 7.1 above shall be known as "the Disposal") the Purchaser shall notify the Vendor forthwith of the Disposal; and

         7.2
                 7.2.1 Subject to the following provisions of this clause the Purchaser shall pay to the Vendor within seven days of the date of the Disposal sixty five per centum of the amount by which the consideration for the Disposal or where the Disposal is made otherwise than at arm's length
                         or to a party with whom the Purchaser is otherwise connected but not further or otherwise the market value of the Property at that date (whichever is the greater)
                       exceed the Price exclusive of VAT plus 87,500 Pounds plus
                         VAT if applicable.

               7.2.2 In the event of only part of the Property being disposed of then the market value of the Property where applicable under sub-clause 7.2.1 and the Price shall for the purposes of sub-clause 7.2.1 be deemed only to refer to that part of the Property which is the subject of the Disposal and the Price shall be apportioned accordingly.

                7.2.3   In the event of default of agreement between the parties
                         as to the open market rent and/or market value where
                        applicable and/or the correct apportionment of the Price
                       pursuant to sub-paragraph 7.2.2 then within seven days of
                         the Disposal either party may require the matter to be
                       determined by an independent Surveyor (hereinafter called
                         "the Surveyor") agreed upon by the Vendor and Purchaser
                         and failing such agreement within two weeks of the
                       Disposal either party may apply to the President for the time being or other appropriate Officer having power from time to time to make such appointments of The Royal
                         Institution of Chartered Surveyors (hereinafter called
                       "the President") and no delay however long in making such
                         application shall prejudice the right of the Vendor to
                         require such determination.

                 7.2.4   The Surveyor shall act as an Expert.

                 7.2.5 The Surveyor shall afford the Vendor and Purchaser a reasonable opportunity of making representations to it and responding to representations made by the other party
                         but shall be in no way bound or fettered by such representations and shall be entitled to determine the said matters on the basis of his own knowledge and judgment.

                 7.2.6 The decision of the Surveyor as to open market rent and/or market value where applicable and/or the apportionment of the Price shall be final and binding on
                         the parties hereto.

                7.2.7   The fees of the Surveyor shall be paid by the Vendor and
                         Purchaser in such proportions as he shall direct or failing such direction by the Vendor and Purchaser equally.

               7.2.8   If the Surveyor fails to reach a decision and give notice
                         thereof within six weeks of his appointment or if he
                         shall relinquish his appointment or die or if it shall
                        become apparent for any reason that he will be unable to
                       complete his duties hereunder then either party may apply
                        to the President for a substitute to be appointed in his
                         place which procedure may be repeated as many times as
                         necessary.

                 7.2.9   The Purchaser agrees to place the Land Certificate for
                         the above title on deposit with H.M. Land Registry to
                        enable the Vendor to register a Restriction and a Notice
                       to protect its interest under the terms of this Agreement
                         in the forms set out below (and the Transferee hereby
                        consents to the registration of the said Restriction and
                         Notice):

                         7.2.9.1. The form of the Restriction to be registered in the Proprietorship Register of the above title shall be:-

"Except under an order of the Registrar or of the Court no disposition (other than a charge) of the land comprised in this title is to be registered without the written consent of Autokraft Limited acting by their Receivers".

                        7.2.9.2.         The form of the Notice to be registered
                                          in the Charges Register of the above
                                          title shall be:-

"A Transfer dated the         day of                  made between Autokraft
Limited (1) [                   Limited] (2) Pride Automotive Group Inc (3) and
A.M. Homan & M.D. Gercke (4) of the property comprised in the above title contained the following provisions:"

and thereafter the Notice shall set out verbatim the terms of clause 7.1 to
7.2.8 (inclusive) above and PROVIDED that the date of the transfer to be inserted shall be the date of this transfer.

                        7.2.9.3. The Transferee shall be entitled at any time to charge the Property on an arm's length bona fide basis to a Bank or other financial institution without the consent of the Transferor.

                         7.2.9.4. Upon request upon expiration of the Disposal Period the Transferee shall forthwith cause the Restriction and Notice to be removed.



SIGNED as a Deed by AUTOKRAFT     )
LIMITED acting by one of the      )
Receivers as its agent (without   )
personal liability)      )




THE COMMON SEAL of PARADEHAVEN    )
LIMITED was affixed in the        )
presence of      )
         )
         )

                                    Director




                                    Secretary

                                   SCHEDULE 12
                                     Part I
                                   The Option

1        INTERPRETATION

In this Schedule unless the context otherwise requires:-

       1.1 The following expressions have the following meanings and cognate expressions are to be construed accordingly.

                 "Agreed Price"           means a sum equivalent to the total
                                          sums due  as at the Option Completion
                                          Date from:

                         (i) the mortgagors (whether principal, interest or otherwise) pursuant to the Ford Mortgage; and

                         (ii) the Vendors to Oakimber Limited in respect of all sums due to Oakimber Limited pursuant to the Oakimber Transfers; and

                        (iii) all sums due from but not paid by the Purchaser under the terms of the New Lease up to the date of completion of the sale of the Property hereunder PROVIDED that credit is given for any sums paid by the Purchaser under the New Lease in respect of a period after the said date of completion.

                 "Direct Covenant"        shall mean the form of deed or deeds
                                          required to be entered into with
                                          Oakimber Limited (or its successors in
                                          title) pursuant to clause 5(1) of the
                                          Oakimber Transfers;

                 "National Conditions"    means the National Conditions of Sale
                                          (20th Edition);

                 "Oakimber Transfers"     shall mean a Transfer dated 27th
                                          October 1987 and made between Oakimber
                                          Limited (1) Trafalgar Brookmount
                                          Limited (2) A.C. Cars Limited (3)
                                          Trafalgar House Developments Holdings
                                          Limited (4) (as varied by a Deed of
                                          Variation dated 18th January 1991
                                          between Oakimber Limited (1) A.C. Cars
                                          Limited (2) and Ford Motor Company
                                          Limited (3)) and a Transfer dated 27th
                                          October 1987 made between Oakimber
                                          Limited (1) Trafalgar Brookmount
                                          Limited (2) Autokraft Limited (3)
                                          Trafalgar House Developments Holdings
                                          Limited (4) (as varied by a Deed of
                                          Variation dated 18th January 1991 made
                                          between Oakimber Limited (1) Autokraft
                                          Limited (2) and Ford Motor Company
                                          Limited (3)) both the said transfers
                                          relating to the Property;

                 "Option Agreement"       means the Option and Part I of this
                                          Schedule;

                 "Option Completion Date" means the date falling fifteen working days after the service of the Option
                                          Notice;

                 "Option Notice"          means a notice served by the Purchaser
                                          upon the Vendor exercising the Option
                                          in the form of the Notice contained in
                                          Part III of this Schedule;

                 "Option Period"          means the period ending on the
                                          expiration of twelve calendar months
                                          running from the Completion Date;

                 "Property"               means the freehold in the Premises;

                 "Working day" and        have the meanings given to those
                 "Clearing Banks"         expressions in the National Conditions
                                          as varied below.

2        EXERCISING OF THE OPTION

         2.1 The Option shall be exercised only by the Purchaser serving the Option Notice on the Vendor before the end of the Option Period together with a deposit of 10,000 Pounds paid to the Vendors' solicitors as stakeholders as to which time is of the essence.

         2.2 On the exercise of the Option the Vendor and the Purchaser will become bound to one another to complete the sale and purchase of the Property on the terms contained in Part II of this Schedule.

3        VAT

         The consideration for any supply made or to be made in respect of the grant of the Option or supplies received or to be received under the terms of or in connection with this Agreement or in connection with the exercise of the Option is exclusive of VAT unless otherwise stated and the party to whom the supply is made agrees to pay all VAT payable thereon.

                                     Part II
                                  Terms of Sale

1.       SALE OF THE PROPERTY

         The sale and purchase of the Property shall be at the Agreed Price.

2.       ENCUMBRANCES

       The Property is sold subject to and (insofar as the following matters are capable of benefiting the Property and the Vendor can lawfully grant the same) with the benefit of:-

       2.1 all matters registered or capable of registration in any register of local land charges and all other matters otherwise registrable by any local or other competent authority or pursuant to legislation;

       2.2 all charges, notices, orders, restrictions, agreements proposals or requirements and other matters arising under or pursuant to the legislation relating to town and country planning and to the requirements of the local planning authority;

       2.3 all other matters whatsoever affecting the Property which are capable of discovery by searches or enquiries whether or not in writing made of any person or local or other competent authority or statutory body or by inspection or survey and whether or not such searches or enquiries inspection or survey have in fact been made by or on behalf of the Purchaser;

       2.4     all matters in the nature of overriding interests as defined in section 70 of the Land Registration Act 1925 affecting the Property;

       2.5 such of the matters referred to in Condition 14 as may affect the Property;

       2.6 the rents reserved by and the exceptions, reservations, covenants and conditions contained in the New Lease and the Leases;

       2.7 all matters contained or referred to in the registers of the Land Registry Title other than any financial charges;

3.       CAPACITY OF VENDOR

         No covenants for title either express or implied are to be given the Vendors or Receivers.

4.       TITLE

         4.1 Title to the Property shall be deduced in accordance with the Land Registration Acts 1925 to 1988.

         4.2 The Purchaser hereby agrees that no requisition or objection shall be raised in respect of:-

               4.2.1 the Vendors' title to the Property which has been deduced to the Purchaser and/or the Purchaser's Solicitors in the manner provided in this Sale Agreement on or prior to the date hereof;

               4.2.2 those matters revealed by the Vendor or those acting for or representing the Vendor to the Purchaser or those acting for or representing the Purchaser on or prior to the date hereof including for the avoidance of doubt those matters referred to in paragraph 2 above;

and the Purchaser is deemed to purchase with full knowledge of the same.


5.       ASSURANCE

      The Vendor shall not be required to execute any assurance of the Property except assurances of the whole of the Property in favour of the Purchaser alone at the Agreed Price and in the form of the Transfers (subject to the Agreed Price being apportioned as between the Transferors in the proportion 65% to the Transfer from A.C. Cars and 35% to the Transfer from Autokraft.

6.       NATIONAL CONDITIONS

         The National Conditions shall be deemed incorporated in this Sale Agreement insofar as consistent with its other provisions but with the following variations:-

       6.1. "working day" shall not include a Saturday, Christmas Day, a Bank Holiday or any other designated public holiday.

       6.2.    Conditions 3, 5(3) and (5), 6(2), 7(1)(iii), 8(4), 15(2), (3) and
               (4) and 21(2) and (3) shall not apply.

       6.3. The prescribed rate of interest shall be four per cent over the base rate from time to time of Lloyds Bank Plc.

       6.4. "Clearing bank" means Lloyds Bank Plc, National Westminster Bank Plc, Coutts & Co., Midland Bank Plc, Barclays Bank Plc, TSB Group Plc, the Royal Bank of Scotland Plc or the Bank of England.

       6.5. The words "in the terms of the document which his client has signed" shall be deleted from Condition 1(6).

       6.6. Condition 5(4) shall be construed as if the following words were added at the end:-

"provided further that the Purchaser shall not be entitled to delay completion on account of the fact that any subsisting mortgage or charge in favour of any mortgagee or chargee has not been vacated or released if the Vendor's Solicitors undertake to pay forthwith to the mortgagee or chargee the money required by the mortgagee or chargee to discharge such mortgage or charge and to forward to the Purchaser's Solicitors the appropriate document vacating or releasing such mortgage or charge as soon as received from the mortgagee or chargee".

       6.7. Condition 7 shall be construed as if the following paragraph were added at the end:-

"(3)     If the contract is discharged because the Purchaser fails or refuses to complete in conformity with Condition 22 the Purchaser shall pay interest in accordance with paragraph (1) of this condition from the completion date until the later of the date of discharge of the contract and the date of completion of a sale to which Condition 22(3) applies".

       6.8. Condition 9(3) shall be construed as if the following words were added at the end:-

"provided that if the period between the date of contract and the completion date is less than 20 working days the said period of 11 working days and 6 working days shall be reduced proportionately (fractions of a day not counting)
 but shall not in either case be reduced to less than 1 working day".

       6.9. Condition 11(3) shall be construed as if the following words were added at the end:-

"provided that the production of such receipt shall not be a condition of completion but if the Vendor is unable to produce the same the Vendor shall furnish such other evidence (if any) as may be available in respect thereof".

       6.10. In Condition 13(1) the words "such period as the vendor has owned the property" shall be substituted for the words "at least twelve years".

         6.11    Condition 22 shall be construed as if the words:-

               6.11.1. "ten working days" were substituted for "sixteen working days" wherever the latter appears;

               6.11.2. "A party shall be deemed to be ready able and willing to complete if he could do so but for some default or omission of the other party" were added at the end of Condition 22(1); and

               6.11.3. "(unless the Court otherwise directs)" shall be deleted from Condition 22(3).

7.       DIRECT COVENANT

         (1) Prior to completion the Purchaser (if required by Oakimber Limited) shall execute a Deed of Direct Covenant in such form as shall be required by Oakimber Limited and shall deliver the said
                 Deed to Oakimber Limited is solicitors to be held in escrow
               (pending completion of the sale to the Purchaser of the Property) and the Purchaser shall on completion complete the said Deed with
                 Oakimber Limited.

         (2) Prior to completion the Purchaser shall deliver to the Vendors written confirmation from Oakimber Limited's Solicitors that they hold a Direct Covenant in a satisfactory form.

8.       COMPLETION

         8.1 Completion shall take place before 1.30pm on the Option Completion Date at the offices of the Vendors' Solicitors or elsewhere as they may reasonably direct.

         8.2 If completion shall be effected after 1.30pm on any day completion shall for the purposes of apportionment of income and outgoings and of the calculation of any interest payable by the Purchaser be deemed to have taken place on the next following working day.

         8.3. The moneys payable by the Purchaser on completion shall be paid either:-

                 8.3.1 by credit to account number 0023889 maintained by the Vendors' Solicitors with Lloyds Bank Plc at 39
                        Threadneedle Street, London, EC2 (Code No: 30-00-09T) or
                         to such other account with a bank in the United Kingdom or the Vendors' Solicitors may from time to time nominate; or

                8.3.2.  if the Vendors' Solicitors so agree but not otherwise by delivery to the Vendors' Solicitors of a town clearing banker's draft or drafts drawn on a clearing bank in favour of the Vendors' Solicitors or in favour of such other person or persons as they may direct and completion shall not be regarded as having been effected until such time as such drafts or moneys have been so delivered or credited so as to be in unconditional possession of the relevant recipient.

         8.4 The Vendors, the Purchaser shall on completion each execute and complete the Transfers in duplicate and the Purchaser shall have the duplicates of the Transfers and the Transfers duly stamped and returned to the Vendors within thirty days of completion.

                 8.5.1 In addition to the Agreed Price the Purchaser shall on completion pay to the Vendors in cleared funds sums sufficient to pay all Land Registry fees due in connection with an application to register the Transfers
                         at H.M. Land Registry.

                 8.5.2 The Vendors shall as soon as reasonably practicable following return to them of the duly stamped Transfers (and duplicates) pursuant to paragraph 8.4 above duly apply to H.M. Land Registry for discharge of the Ford Charges, and the Debenture insofar as it provides security over the Property, registration of the Transfers
                         and registration of the Restriction and Notice referred to in Clause 7.2.9 of the Transfers (and for the avoidance of doubt the Vendors shall for the aforesaid purpose be entitled to retain on completion the Charge Certificates for the Land Registry Title).

9.       CHARGES

         9.1 Upon completion the Vendors shall procure the discharge of the Ford Mortgages and Debenture insofar as it provides security over the Property.

         9.2 From the Agreed Price the Purchaser shall be entitled to deduct an amount equal to the sums paid under the terms of the New Lease less any sums (net of tax) paid by the Vendors to Ford in realisation of the sums due under the Ford Mortgage during the period from the grant of the New Lease until the Option Completion Date.

10.      VAT

       The consideration for any supply made or to be made under the terms of or in connection with this Sale Agreement or in connection with its completion is exclusive of VAT unless otherwise stated and the party to whom the supply is made hereby agrees to pay all VAT payable thereon.

11.      NON-MERGER

         Notwithstanding completion of the assurance of the Property to the Purchaser all the provisions of this Agreement shall remain in full force and effect thereafter to the extent that the same may remain to be implemented or observed or may expressly or by implication remain applicable.

                                    Part III
                          The Form of the Option Notice

To:      [the Vendor's name and address]


                                                                   [Date]


           OPTION NOTICE - [description of Property ("the Property")]

WE HEREBY GIVE YOU NOTICE pursuant to the Option Agreement dated [           ]
and made between [                     ] ("the Agreement") exercising the option
to purchase the Property in accordance with the terms of the Agreement.

                          ............................
                              for and on behalf of
                       [the Purchaser's name and address]

                                   SCHEDULE 13
                           The Agreement for New Lease

1.       TITLE COVENANTS

         No covenants for title either express or implied shall be given by the Vendors or the Receivers on the grant of the New Lease.

2.       ENCUMBRANCES

         The New Lease shall be granted subject to:-

       2.1. all matters registered or capable of registration in any register of local land charges and all other matters otherwise registrable by any local or other competent authority or pursuant to legislation;

       2.2. all charges, notices, orders, restrictions, agreements proposals or requirements and other matters arising under or pursuant to the legislation relating to town and country planning and to the requirements of the local planning authority;

       2.3. all other matters whatsoever affecting the Premises which are capable of discovery by searches or enquiries whether or not in writing made of any person or local or other competent authority or statutory body or by inspection or survey and whether or not such searches or enquiries inspection or survey have in fact been made by or on behalf of the Purchaser;

         2.4.    all matters in the nature of overriding interests as defined in section 70 of the Land Registration Act 1925 affecting the Premises;

         2.5. the rents reserved by and the exceptions reservations covenants and conditions contained in the Leases;

       2.6. all matters contained or referred to in the registers of the Land Registry Title;

3.       DEDUCTION OF TITLE

         3.1. Title to the Premises shall be deduced by delivery to the Purchaser's Solicitors of Office Copy Entries of the Land Registry Title.

       3.2. Title having been deduced as aforesaid the Purchaser shall not be entitled to raise any requisition or objection in respect of title matters (including matters arising out of or related to documents or matters referred to in the registers of the Land Registry Title.

AND the Purchaser is deemed to accept the Lease with full knowledge of the same.

4.       VACANT POSSESSION

         Subject to the matters referred to in paragraphs [2] and [5] hereof and to the presence at the Premises of the Transferred Assets vacant possession of the Premises shall be given on completion.

5.       PHYSICAL STATE

         The Premises are acquired in the knowledge of the presence of any buildings or erections on them and the presence position or absence of drains, water, mains, cables, sewers, oil tanks and easements and rights and restrictions relating to them and the Premises are acquired in the state and condition in which they now are and in the knowledge of their contents and any obligation to give vacant possession is modified accordingly.

6.       NO IMPLIED WARRANTIES

         The Vendors do not warrant or make any representation that the Premises are suitable for the Purchaser's business.


SIGNED by one of THE RECEIVERS    )
as agent for AUTOKRAFT LIMITED    )
without personal liability        )




SIGNED by one of THE RECEIVERS    )
as agent for AC CARS LIMITED      )
without personal liability        )



SIGNED by        )
for and on behalf of PARADEHAVEN  )
LIMITED  )

          DATED                                                   1996






                      AUTOKRAFT LIMITED AND AC CARS LIMITED                (1)




                               PARADEHAVEN LIMITED                         (2)




                   ANDREW MARK HOMAN AND MICHAEL DAVID GERCKE              (3)













                                A G R E E M E N T

                             for the sale of Assets











                                 RICHARDS BUTLER
                                 Beaufort House,
                             15, St. Botolph Street,
                                 London EC3A 7EE

                            Telephone: 0171-247-6555
                               Fax: 0171-247-5091
                                Ref: SCC/96-13479
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                                                          INDEX
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 . . .

1. Sale and Purchase  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . 11
2. Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . 12
3. Completion Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . 13
4. Completion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . 14
5. Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . 17
6. VAT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . 18
7. Further Assurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . 19
8. Disclaimer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . 20
9. The Commercial Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . 22
10. Book Debts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . 23
11. Third Party Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . 23
12. Receivers' Contracts and Warranty Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . 24
13. Apportionments etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . 25
14. Aircraft Indemnity and Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . 27
15. Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . 30
16. Continuing Trading  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . 30
17. The New Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . 32
18. Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . 32
19. Set-Off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . 32
20. Storage of the Bentley and the Motorcycle Collection  . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . 33
21. Exclusion of Receivers' Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . 33
22. Purchaser's Warranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . 33
23. Use and Change of Names . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . 34
24. Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . 34
25. Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . 35
26. General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . 38
27. Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . 40
28. Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . 40
29. DK Marketing Services Ltd . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . 41
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SCHEDULES
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1.  Description of Aircraft . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . 42

2.  Acceptance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . 43

3.  Capital Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . 44

4.  Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . 45

5.  Excluded Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . 46

6.  Excluded Vehicles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . 47

7.  Lease Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . 48

8.  Motorcycle Collection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . 49

9.  New Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . 50

10. Receivers' Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . 87

11. The Transfers and The New Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . 88

12  Option. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . .104

13.  Agreement for New Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . .114
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